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                                                                   Exhibit 10.89


                                                        ASSET PURCHASE AGREEMENT




                            ASSET PURCHASE AGREEMENT


                                  BY AND AMONG


                          HOECHST MARION ROUSSEL, INC.,

                    HOECHST MARION ROUSSEL DEUTSCHLAND GmbH,

                          HOECHST MARION ROUSSEL, S.A.

                                       AND

                       MEDICIS PHARMACEUTICAL CORPORATION


                          DATED AS OF NOVEMBER 15, 1998




TRADEMARK NOTICE: 'Loprox', 'Topicort' and 'A/T/S' are registered trademarks of HMR, certain rights to which are granted to MEDICIS in accordance with this AGREEMENT. The use of such trademarks in this AGREEMENT is in each case deemed to be accompanied by an appropriate notice of trademark registration.
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                                                        ASSET PURCHASE AGREEMENT

                                TABLE OF CONTENTS


ARTICLE I. DEFINITIONS.........................................................1

      1.1      "AAA"...........................................................1

      1.2      "ACTIVE INGREDIENTS"............................................1

      1.3      "AFFILIATE".....................................................1

      1.4      "AGREEMENT".....................................................2

      1.5      "APPLICABLE LAWS"...............................................2

      1.6      "ASSETS"........................................................2

      1.7      "CICLOPIROX"....................................................2

      1.8      "CLAIM".........................................................2

      1.9      "COMPETING NAIL TOPICAL PRODUCT"................................2

      1.10     "CONFIDENTIAL INFORMATION"......................................2

      1.11     "COPLEY"........................................................3

      1.12     "COPLEY PRODUCT AGREEMENT"......................................3

      1.13     "DEVELOPMENT STAGE PRODUCT".....................................3

      1.14     "EXCLUDED HMR PRODUCT LIABILITY"................................3

      1.15     "FDA"...........................................................3

      1.16     "HERBERT".......................................................3

      1.17     "HERBERT AGREEMENT".............................................3

      1.18     "HMR"...........................................................3

      1.19     "HMR GmbH"......................................................3

      1.20     "HMRI"..........................................................3

      1.21     "HMR INDEMNIFIED PARTY".........................................3

      1.22     "HMR NEWLY DEVELOPED PRODUCT"...................................3


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                                                        ASSET PURCHASE AGREEMENT


      1.23     "HMR NOTICE"....................................................3

      1.24     "HMR RIGHT OF FIRST OFFER"......................................3

      1.25     "HMR SA"........................................................4

      1.26     "HMR SUPPLIED PRODUCTS".........................................4

      1.27     "IMPROVEMENT"...................................................4

      1.28     "INTELLECTUAL PROPERTY".........................................4

      1.29     "INTERNET SIDE LETTER"..........................................4

      1.30     "KNOW-HOW"......................................................4

      1.31     "LIABILITIES"...................................................4

      1.32     "LICENSE AND OPTION AGREEMENT"..................................4

      1.33     "LICENSE EFFECTIVE DATE"........................................4

      1.34     "LINE EXTENSIONS"...............................................4

      1.35     "LOPROX LOTION".................................................4

      1.36     "LOPROX LOTION SUPPLY AGREEMENT"................................5

      1.37     "MEDICIS".......................................................5

      1.38     "MEDICIS INDEMNIFIED PARTY".....................................5

      1.39     "MEDICIS NEWLY DEVELOPED PRODUCT"...............................5

      1.40     "MEDICIS NOTICE"................................................5

      1.41     "MEDICIS RIGHT OF FIRST OFFER"..................................5

      1.42     "NDAs"..........................................................5

      1.43     "NEW A/T/S GEL MANUFACTURER"....................................5

      1.44     "OTHER INFORMATION".............................................5

      1.45     "PACO"..........................................................5

      1.46     "PACO AGREEMENTS"...............................................5

      1.47     "PACO A/T/S AGREEMENT"..........................................6


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                                                        ASSET PURCHASE AGREEMENT


      1.48     "PACO LOPROX AGREEMENT".........................................6

      1.49     "PACO LOPROX ASSIGNMENT AGREEMENT"..............................6

      1.50     "PATENTS".......................................................6

      1.51     "PRODUCT KNOW-HOW"..............................................6

      1.52     "PRODUCTS"......................................................6

      1.53     "PURCHASE DATE".................................................6

      1.54     "PURCHASE PRICE"................................................6

      1.55     "RULES".........................................................6

      1.56     "SHARED KNOW-HOW"...............................................6

      1.57     "SIMILAR PRODUCTS"..............................................7

      1.58     "SUPPLY AGREEMENT"..............................................7

      1.59     "TERRITORY".....................................................7

      1.60     "TRADEMARK LICENSE AGREEMENT"...................................7

      1.61     "TRADEMARKS"....................................................7

      1.62     "TRANSACTION DOCUMENTS".........................................7

      1.63     "TRANSITION SERVICES AGREEMENT".................................7

ARTICLE II. PURCHASE AND SALE OF ASSETS........................................8

      2.1      Sale, Transfer and Assignment of the PATENTS, the
               TRADEMARKS and the PRODUCT KNOW-HOW.............................8

      2.2      Transfer of the NDAs............................................8

      2.3      PACO LOPROX ASSIGNMENT AGREEMENT................................8

      2.4      ACTIVE INGREDIENTS Not Included in ASSETS.......................9

      2.5      A/T/S/ Gel......................................................9

      2.6      MEDICIS Use of Drug Master Files and NDAs.......................9


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                                                        ASSET PURCHASE AGREEMENT


ARTICLE III. PURCHASE PRICE; CONDITION TO PURCHASE............................11

      3.1      PURCHASE PRICE; Conveyance.....................................11

      3.2      Condition to Purchase..........................................11

      3.3      Interest; Taxes................................................12

ARTICLE IV. GRANT OF LICENSES; RELATED RIGHTS.................................12

      4.1      Grant of Licenses by HMR.......................................12

      4.2      Grant of Licenses by MEDICIS...................................13

      4.3      IMPROVEMENTS...................................................14

      4.4      Generic Products...............................................14

      4.5      Certain Restrictions on Sale of ACTIVE INGREDIENTS.............15

ARTICLE V. RIGHTS OF FIRST OFFER..............................................16

      5.1      MEDICIS RIGHT OF FIRST OFFER...................................16

      5.2      HMR RIGHT OF FIRST OFFER.......................................18

      5.3      Development of Newly Developed Products........................19

      5.4      Rilopirox......................................................19

      5.5      Theramycin Z Product...........................................20

ARTICLE VI. GREY-MARKET RESTRICTIONS..........................................20

      6.1      No Sales By MEDICIS Outside the TERRITORY......................20

      6.2      No Sales by HMR Inside the TERRITORY...........................20

ARTICLE VII. REGULATORY MATTERS; RECALLS......................................21

      7.1      Communication with Agencies....................................21

      7.2      Product Recalls................................................21

ARTICLE VIII. PROMOTION AND MARKETING.........................................22

      8.1      Party Names; Change of Promotional Material....................22

      8.2      Medical and Other Inquiries....................................22


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                                                        ASSET PURCHASE AGREEMENT


ARTICLE IX. INTELLECTUAL PROPERTY.............................................22

      9.1      Notices........................................................22

      9.2      Actions........................................................23

ARTICLE X. REPRESENTATIONS AND WARRANTIES; COVENANTS..........................23

      10.1     Representations and Warranties of the Parties..................24

      10.2     Representations and Warranties of HMR..........................26

      10.3     Mutual Limitations on Warranties and Damages...................26

      10.4     Survival of Representations and Warranties.....................27

      10.5     Covenants of the Parties.......................................27

ARTICLE XI. CONFIDENTIAL INFORMATION..........................................27

      11.1     Ownership......................................................27

      11.2     Confidentiality................................................27

      11.3     Public Announcements and Statements............................27

ARTICLE XII. MANUFACTURING....................................................28

      12.1     Manufacturing by MEDICIS.......................................28

ARTICLE XIII. INDEMNIFICATION AND LIMITATION OF LIABILITY.....................28

      13.1     Indemnification by MEDICIS.....................................28

      13.2     Indemnification by HMR.........................................28

      13.3     Process of Indemnification.....................................29

      13.4     Settlements....................................................29

      13.5     Right of Set-Off...............................................29

ARTICLE XIV. MISCELLANEOUS....................................................30

      14.1     Governing Law..................................................30

      14.2     Headings and References........................................30

      14.3     Dispute Resolution.............................................30


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                                                        ASSET PURCHASE AGREEMENT


      14.4     Severability...................................................32

      14.5     Entire Agreement...............................................32

      14.6     Amendment......................................................32

      14.7     Notices........................................................32

      14.8     Assignment, Sublicense and Binding Effect......................33

      14.9     No Agency......................................................34

      14.10    No Strict Construction.........................................34

      14.11    Waiver.........................................................34

      14.12    Counterparts...................................................34


EXHIBITS

EXHIBIT A - List of NDAs
EXHIBIT B - List of PATENTS
EXHIBIT C - List of PRODUCTS
EXHIBIT D - List of TRADEMARKS


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                                                        ASSET PURCHASE AGREEMENT


                            ASSET PURCHASE AGREEMENT


      This Asset Purchase Agreement (the "AGREEMENT") is entered into as of November 15, 1998, by and among Hoechst Marion Roussel, Inc., a Delaware corporation ("HMRI"), Hoechst Marion Roussel Deutschland GmbH, a German limited liability company ("HMR GmbH"), Hoechst Marion Roussel, S.A., a French corporation ("HMR SA"), and Medicis Pharmaceutical Corporation, a Delaware corporation ("MEDICIS"). Capitalized terms used in this AGREEMENT shall have the meanings ascribed to them in Article I hereof or as otherwise set forth herein.

                                    RECITALS

      A. HMRI, HMR SA and HMR GmbH (sometimes collectively and jointly and severally referred to herein as "HMR") and MEDICIS are parties to the LICENSE AND OPTION AGREEMENT which provides for the contemporaneous execution and delivery of this document.

      B. MEDICIS desires to purchase from HMR, and HMR desires to sell, transfer and assign to MEDICIS, effective as of the PURCHASE DATE, the ASSETS.

      C. The parties are willing to grant certain licenses to each other as specified in Article IV hereof.

      D. Pursuant to and as provided in this AGREEMENT, HMRI, MEDICIS and PACO have entered into the PACO LOPROX ASSIGNMENT AGREEMENT.

      NOW, THEREFORE, in consideration of the mutual promises hereinafter made and the mutual benefits to be derived from this AGREEMENT, the parties hereto, intending to be legally bound, hereby agree as follows:


                                   ARTICLE I.
                                   DEFINITIONS

            1.1 "AAA" shall have the meaning set forth in Section 14.3(b) hereof.

            1.2 "ACTIVE INGREDIENTS" means CICLOPIROX, desoximetasone and erythromycin, or any of them, as the case may be.

            1.3 "AFFILIATE" means any individual, corporation or other legal entity which any party directly or indirectly through one or more intermediaries controls or which is controlled by or under common control with such party. For the purpose of this AGREEMENT, "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of an individual, corporation or other legal entity, whether through the ownership of voting securities, by contract, or otherwise; provided, however, that COPLEY shall not be an AFFILIATE of HMR.


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                                                        ASSET PURCHASE AGREEMENT


            1.4 "AGREEMENT" means this Asset Purchase Agreement by and among HMRI, HMR GmbH, HMR SA and MEDICIS.

            1.5 "APPLICABLE LAWS" shall mean all applicable laws, statutes, rules, regulations, ordinances, orders, decrees, writs, judicial or administrative decisions and the like of any nation or government, any state or other political subdivision thereof, any entity exercising executive, judicial, regulatory or administrative functions of or pertaining to government (including, without limitation, any governmental authority, agency, department, board, commission or instrumentality of any governmental unit or any political subdivision thereof), any tribunal or arbitrator of competent jurisdiction, and any self-regulatory organization.

            1.6 "ASSETS" means the PATENTS, the PRODUCT KNOW-HOW, the TRADEMARKS and the NDAs being sold, transferred and assigned by HMR to MEDICIS under
Article II hereof.

            1.7 "CICLOPIROX" means ciclopirox acid and/or ciclopirox olamine.

            1.8 "CLAIM" shall have the meaning set forth in Section 14.3(a).

            1.9 "COMPETING NAIL TOPICAL PRODUCT" means any product or products for topical application to the nail containing CICLOPIROX, or that would otherwise be similar to or competitive with the DEVELOPMENT STAGE PRODUCT.

            1.10 "CONFIDENTIAL INFORMATION" means any and all data and information of a proprietary or confidential nature that are owned or controlled by any party hereto or their respective AFFILIATES and are made available by one party or its AFFILIATES to any other party or its AFFILIATES prior to, on or after the PURCHASE DATE and that are directly or indirectly related to the PRODUCTS and/or IMPROVEMENTS or the manufacture, use or sale thereof, including, but without limitation, clinical or non-clinical data, formulations, processing information, technical reports and specifications, marketing and sales information, customer lists, supplier lists and pricing information. CONFIDENTIAL INFORMATION shall not include information which:

                  (i) was known or used by the receiving party or its AFFILIATES prior to its date of disclosure to the receiving party, as evidenced by the prior written records of the receiving party or its AFFILIATES;

                  (ii) either before or after the date of the disclosure to the receiving party is lawfully disclosed without restriction on disclosure to the receiving party or its AFFILIATES by an independent, unaffiliated third party whose disclosure of such information does not violate any obligation to or right of the party owning or controlling the CONFIDENTIAL INFORMATION; or

                  (iii) either before or after the date of the disclosure to the receiving party becomes published or generally known in the industry through no fault or admission on the part of the receiving party or its AFFILIATES.


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                                                        ASSET PURCHASE AGREEMENT


            1.11 "COPLEY" means Copley Pharmaceutical, Inc., a Delaware corporation.

            1.12 "COPLEY PRODUCT AGREEMENT" shall have the meaning set forth in
Section 4.4(a) hereof.

            1.13 "DEVELOPMENT STAGE PRODUCT" shall have the meaning set forth in
Schedule 5.1 hereto.

            1.14 "EXCLUDED HMR PRODUCT LIABILITY" means any LIABILITY of HMR or their AFFILIATES arising under any applicable federal, state, local or other product liability law, regulation, common law principle, court order or judgment, jury verdict or arbitral award arising out of or related to the manufacture of the HMR SUPPLIED PRODUCTS by HMR or its AFFILIATES after the PURCHASE DATE; excluding, however, any such LIABILITY due to, caused by, resulting from or arising out of any breach by HMR or any of their AFFILIATES of
Article VI of the SUPPLY AGREEMENT or Article VI of the LOPROX LOTION SUPPLY AGREEMENT.

            1.15 "FDA" means the United States Food and Drug Administration, or any successor to its responsibilities with respect to pharmaceutical products such as the PRODUCTS.

            1.16 "HERBERT" means Vision Pharmaceuticals L.P., a Texas limited partnership (formerly known as Herbert Laboratories), the general partner of which is Allergan General, Inc., a Delaware corporation that is a subsidiary of Allergan, Inc.

            1.17 "HERBERT AGREEMENT" means the Manufacturing Agreement, dated as of June 11, 1990, between HMRI and HERBERT, relating to 'A/T/S' Gel, including any amendments thereto.

            1.18 "HMR" means HMRI, HMR SA and HMR GmbH, collectively and jointly and severally.

            1.19 "HMR GmbH" means Hoechst Marion Roussel Deutschland GmbH, a German limited liability company.

            1.20 "HMRI" means Hoechst Marion Roussel, Inc., a Delaware corporation.

            1.21 "HMR INDEMNIFIED PARTY" shall have the meaning set forth in
Section 13.1 hereof.

            1.22 "HMR NEWLY DEVELOPED PRODUCT" shall have the meaning set forth in Section 5.1 hereof.

            1.23 "HMR NOTICE" shall have the meaning set forth in Section 5.1(a) hereof.

            1.24 "HMR RIGHT OF FIRST OFFER" shall have the meaning set forth in
Section 5.2 hereof.


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                                                        ASSET PURCHASE AGREEMENT


            1.25 "HMR SA" means Hoechst Marion Roussel, S.A., a French corporation.

            1.26 "HMR SUPPLIED PRODUCTS" means the HMR MANUFACTURED PRODUCTS (as defined in the SUPPLY AGREEMENT) and the LOPROX LOTION.

            1.27 "IMPROVEMENT" means any and all modifications or refinements related to any PRODUCT or its use or the manufacturing processes thereof, whether patented or not patented, which may be made, developed or acquired by a party prior to, on or after the PURCHASE DATE including, without limitation, modifications in the size, dosage strength or excipients of any PRODUCT, but not including LINE EXTENSIONS.

            1.28 "INTELLECTUAL PROPERTY" means the KNOW-HOW, the PATENTS and the TRADEMARKS.

            1.29 "INTERNET SIDE LETTER" means that certain side letter agreement pertaining to Internet Domain Names between HMRI and MEDICIS, dated as of the LICENSE EFFECTIVE DATE.

            1.30 "KNOW-HOW" means the SHARED KNOW-HOW and the PRODUCT KNOW-HOW.

            1.31 "LIABILITIES" means any and all liabilities, losses, damages, penalties, fines, assessments, expenses and costs of any kind or nature, primary or secondary, direct or indirect, absolute or contingent, known or unknown, including without limitation costs of settlement, reasonable attorneys fees and related costs and expenses and any liabilities for claims of personal injury or death, suffered or incurred by an indemnified party hereunder.

            1.32 "LICENSE AND OPTION AGREEMENT" means the License and Option Agreement, dated as of November 15, 1998, among HMRI, HMR SA, HMR GmbH and MEDICIS.

            1.33 "LICENSE EFFECTIVE DATE" means the LICENSE EFFECTIVE DATE as defined in the LICENSE AND OPTION AGREEMENT, which date is November 15, 1998.

            1.34 "LINE EXTENSIONS" means human dermatology products containing the ACTIVE INGREDIENTS of the PRODUCTS but in a different dosage form from the PRODUCTS (e.g., products in a gel rather than a cream form), but not including
(i) IMPROVEMENTS or (ii) the additional Loprox PRODUCT discussed in Schedule 13 to the LICENSE AND OPTION AGREEMENT, Loprox Gel, Topicort Ointment 0.05% or the DEVELOPMENT STAGE PRODUCT.

            1.35 "LOPROX LOTION" shall have the meaning set forth in the LOPROX LOTION SUPPLY AGREEMENT.


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                                                        ASSET PURCHASE AGREEMENT


            1.36 "LOPROX LOTION SUPPLY AGREEMENT" means the Loprox Lotion Supply Agreement, dated as of the LICENSE EFFECTIVE DATE, between HMRI and MEDICIS.

            1.37 "MEDICIS" means Medicis Pharmaceutical Corporation, a Delaware corporation.

            1.38 "MEDICIS INDEMNIFIED PARTY" shall have the meaning set forth in
Section 13.2 hereof.

            1.39 "MEDICIS NEWLY DEVELOPED PRODUCT" shall have the meaning set forth in Section 5.2 hereof.

            1.40 "MEDICIS NOTICE" shall have the meaning set forth in Section 5.2(a) hereof.

            1.41 "MEDICIS RIGHT OF FIRST OFFER" shall have the meaning set forth in Section 5.1 hereof.

            1.42 "NDAs" means HMR's New Drug Applications, Abbreviated New Drug Applications and Abbreviated Antibiotic Drug Applications (as such terms are defined by the FDA) for the PRODUCTS (except A/T/S Gel which is owned by HERBERT) filed and approved in accordance with the requirements of the FDA, as they may be amended or supplemented from time to time, and as set forth on Exhibit A hereto.

            1.43 "NEW A/T/S GEL MANUFACTURER" shall have the meaning set forth in Schedule 2.5 hereto.

            1.44 "OTHER INFORMATION" means: (i) information relating to a disapproval or cancellation of an NDA (or any similar approval, disapproval or cancellation outside of the TERRITORY); (ii) information on modifications required to be made in the contents of an NDA (or any similar approval outside the TERRITORY) in order to prevent, or to warn against risks of, death or bodily harm; (iii) information on withdrawal of a PRODUCT from the marketplace in the TERRITORY (or outside the TERRITORY); (iv) information on important revisions of the precautions in the usage of a PRODUCT as set forth in the labeling pursuant to an NDA (or any similar revisions outside the TERRITORY); and (v) any information which could adversely impact the marketing of a PRODUCT in the TERRITORY.

            1.45 "PACO" means Paco Pharmaceutical Services, Inc., a Delaware corporation.

            1.46 "PACO AGREEMENTS" means the PACO LOPROX AGREEMENT and the PACO A/T/S AGREEMENT.


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                                                        ASSET PURCHASE AGREEMENT


            1.47 "PACO A/T/S AGREEMENT" means the Toll Manufacturing Agreement, dated as of the LICENSE EFFECTIVE DATE, between HMRI and PACO relating to the A/T/S Solution, including any amendments thereto.

            1.48 "PACO LOPROX AGREEMENT" means the Toll Manufacturing Agreement, dated as of the LICENSE EFFECTIVE DATE, between HMRI and PACO relating to Loprox Lotion, including any amendments thereto.

            1.49 "PACO LOPROX ASSIGNMENT AGREEMENT" means the Assignment and Assumption Agreement, dated as of the LICENSE EFFECTIVE DATE, by and among PACO, HMRI and MEDICIS relating to the PACO LOPROX AGREEMENT, which shall only be effective on the PURCHASE DATE.

            1.50 "PATENTS" means the U.S. patent applications and U.S. patents issuing therefrom owned by HMR or their AFFILIATES corresponding to, or that shall correspond to, and which are limited to the subject matter described in the PCT patent applications specified in Exhibit B hereto, other than to the extent of claims for active ingredients other than the ACTIVE INGREDIENTS; for the avoidance of doubt claims related to rilopirox, the DEVELOPMENT STAGE PRODUCT or HMR's CICLOPIROX Powder shall not be included within the PATENTS.

            1.51 "PRODUCT KNOW-HOW" means technical, scientific and medical information, knowledge, know-how, inventions and trade secrets, other than the SHARED KNOW-HOW, pertaining to or related to the development, registration, manufacturing, formulation, sale, use and commercialization of solely the PRODUCTS, including, but without limitation, physico-chemical data, specifications, quality control information and procedures and information concerning the clinical, toxicological and pharmacological properties of the PRODUCTS, owned by HMR or their AFFILIATES, excluding, however, technical scientific and medical information, knowledge, know-how, inventions and trade secrets which are solely related to the manufacture or formulation of the ACTIVE INGREDIENTS.

            1.52 "PRODUCTS" means the human dermatology products and (unless the context indicates otherwise) samples thereof listed in Exhibit C to this AGREEMENT, but not the ACTIVE INGREDIENTS thereof.

            1.53 "PURCHASE DATE" shall mean the date this AGREEMENT is effective in accordance with Section 3.2 of this AGREEMENT.

            1.54 "PURCHASE PRICE" shall mean U.S. $16.5 million, subject to adjustment in accordance with Schedules 4.3A and 4.3B of the LICENSE AND OPTION AGREEMENT.

            1.55 "RULES" shall have the meaning set forth in Section 14.3(b) hereof.

            1.56 "SHARED KNOW-HOW" means technical, scientific and medical information, knowledge, know-how, inventions and trade secrets, other than the PRODUCT


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                                                        ASSET PURCHASE AGREEMENT


KNOW-HOW, which (i) is owned by HMR or their AFFILIATES and pertain or relate to the PRODUCTS and other products of HMR or its AFFILIATES, or (ii) is controlled by or licensed to HMR or their AFFILIATES on a non-exclusive basis, but not owned by HMR or their AFFILIATES, and are necessary for, used in or relate to the development, registration, manufacturing, formulation, sale, use and commercialization of the PRODUCTS, including, but without limitation, manufacturing processes and techniques, quality control information and procedures, and technical, scientific and medical information, knowledge, know-how, inventions and trade secrets which are the subject of the PACO AGREEMENTS, excluding technical, scientific and medical information, knowledge, know-how, inventions and trade secrets which are related solely to the manufacture or formulation of the ACTIVE INGREDIENTS, or which are the subject of the HERBERT AGREEMENT.

            1.57 "SIMILAR PRODUCTS" mean any products for human dermatological purpose containing the ACTIVE INGREDIENTS of the PRODUCTS, including without limitation, any products based upon any IMPROVEMENTS and any LINE EXTENSIONS of the PRODUCTS.

            1.58 "SUPPLY AGREEMENT" means the Supply Agreement, dated as of the LICENSE EFFECTIVE DATE, by and between HMR GmbH and MEDICIS.

            1.59 "TERRITORY" means the United States of America and its territories and possessions.

            1.60 "TRADEMARK LICENSE AGREEMENT" means the Trademark License Agreement dated as of the LICENSE EFFECTIVE DATE, by and among HMRI, HMR GmbH, HMR SA and MEDICIS.

            1.61 "TRADEMARKS" means the trademarks associated with the PRODUCTS in the TERRITORY set forth on Exhibit D hereto held by HMR or their AFFILIATES.

            1.62 "TRANSACTION DOCUMENTS" means this AGREEMENT, the LICENSE AND OPTION AGREEMENT, the TRADEMARK LICENSE AGREEMENT, the INTERNET SIDE LETTER, the TRANSITION SERVICES AGREEMENT, the SUPPLY AGREEMENT, the LOPROX LOTION SUPPLY AGREEMENT, the TECHNICAL AGREEMENT, the HERBERT ASSIGNMENT AGREEMENT, the PACO A/T/S ASSIGNMENT AGREEMENT and the PACO LOPROX ASSIGNMENT AGREEMENT.

            1.63 "TRANSITION SERVICES AGREEMENT" means the Transition Services Agreement, dated as of the LICENSE EFFECTIVE DATE, by and between HMRI and MEDICIS.

      Unless the context clearly indicates otherwise, the use herein of the singular shall include the plural, and the use of the masculine shall include the feminine and vice versa.

                                                        ASSET PURCHASE AGREEMENT


                                   ARTICLE II.
                           PURCHASE AND SALE OF ASSETS

            2.1 Sale, Transfer and Assignment of the PATENTS, the TRADEMARKS and the PRODUCT KNOW-HOW. Subject to Section 4.4 of this AGREEMENT, effective as of the PURCHASE DATE, HMR hereby sells, assigns and transfers to MEDICIS all right, title and interest in and to (i) the PRODUCT KNOW-HOW and the TRADEMARKS, along with the goodwill represented by the TRADEMARKS for all of the PRODUCTS in the TERRITORY, and (ii) the PATENTS, except that, if any of such PATENTS are required to be commonly owned with the PATENTS retained by HMR pursuant to the following sentence, then the PATENTS subject to this requirement shall not be assigned to MEDICIS, subject to the grant to MEDICIS by HMR of a paid-up, royalty free, exclusive license under such PATENTS. HMR retains all right, title and interest in and to all of the patents and patent applications arising from the NON-PRODUCT CLAIMS (as such term is defined in the LICENSE AND OPTION AGREEMENT). HMR shall execute and deliver to MEDICIS all documents that may be required in order to vest legal, record ownership of the assigned rights and properties in MEDICIS.

            2.2 Transfer of the NDAs. Subject to Section 2.6 hereof, HMR hereby transfer to MEDICIS all right, title and interest in and to the NDAs in the TERRITORY (other than rights to such know-how and information related to the ACTIVE INGREDIENTS which have been superseded and are the subject of Drug Master Files established by HMR pursuant to Section 2.5 of the LICENSE AND OPTION AGREEMENT, which MEDICIS covenants not to access) and represent and warrant to MEDICIS that HMR have provided prior to the PURCHASE DATE, or shall provide within thirty (30) days after PURCHASE DATE, to MEDICIS all necessary product regulatory and/or manufacturing documentation, information and OTHER INFORMATION in HMR's possession or control comprising or relating to the NDAs in the TERRITORY (other than rights to such know-how and information related to the ACTIVE INGREDIENTS which have been superseded and are the subject of Drug Master Files established by HMR pursuant to Section 2.5 of the LICENSE AND OPTION AGREEMENT, which MEDICIS covenants not to access) which has not been provided to MEDICIS on or before the PURCHASE DATE. From and after the PURCHASE DATE, HMR shall promptly take all necessary actions reasonably requested by MEDICIS to facilitate all required approvals of or with respect to the transfer of the NDAs in the TERRITORY. MEDICIS acknowledges that the NDA and the manufacturing information for A/T/S Gel is not being transferred to MEDICIS hereunder and that with respect to such A/T/S Gel MEDICIS has instead been assigned and has all rights and benefits accruing to HMRI under the HERBERT AGREEMENT. The Drug Master Files for the PRODUCTS and the ACTIVE INGREDIENTS (or equivalent information in the NDAs pursuant to Section 2.5 of the LICENSE AND OPTION AGREEMENT) shall remain with HMRI (except for A/T/S Gel which remains with HERBERT) and shall not be available for review by MEDICIS, but MEDICIS shall have certain rights of reference thereto (except for A/T/S Gel) pursuant to
Section 2.6 hereof.

            2.3 PACO LOPROX ASSIGNMENT AGREEMENT. Effective as of the PURCHASE DATE, HMRI, MEDICIS and PACO have entered into the PACO LOPROX

                                                        ASSET PURCHASE AGREEMENT


ASSIGNMENT AGREEMENT pursuant to which HMRI has assigned to MEDICIS all of its rights under the PACO LOPROX AGREEMENT.

            2.4 ACTIVE INGREDIENTS Not Included in ASSETS. Notwithstanding anything to the contrary contained in this AGREEMENT but subject to Article V of this AGREEMENT, any rights to the ACTIVE INGREDIENTS of the PRODUCTS shall not be included in the ASSETS other than (i) the rights (but not development or manufacturing rights as to the ACTIVE INGREDIENTS) necessary to develop, make, have made, use, distribute, sell and have sold PRODUCTS containing the ACTIVE INGREDIENTS; (ii) the right to enforce the restrictions on sale of the ACTIVE INGREDIENTS set forth in this AGREEMENT; (iii) the rights conferred by the SUPPLY AGREEMENT and the LOPROX LOTION SUPPLY AGREEMENT; (iv) the rights to reference the NDAs and Drug Master Files corresponding thereto in accordance with Section 2.6(b) hereof (but not development or manufacturing rights as to the ACTIVE INGREDIENTS) necessary to develop, sell, make and have made IMPROVEMENTS and MEDICIS NEWLY DEVELOPED PRODUCTS other than any COMPETING NAIL TOPICAL PRODUCT; and (v) the rights necessary to conduct clinical tests or to conduct tests as required by APPLICABLE LAWS with respect to or using the PRODUCTS, the ACTIVE INGREDIENTS (if manufactured or supplied by or on behalf of HMR and other than for the development or registration of a COMPETING NAIL TOPICAL PRODUCT) and any IMPROVEMENTS and any MEDICIS NEWLY DEVELOPED PRODUCTS other than any COMPETING NAIL TOPICAL PRODUCT; provided, however, that MEDICIS, its AFFILIATES, and their successors, assigns, licensees and sublicensees shall not violate the restrictions specified in Section 2.6 hereof in exercising their rights under this Section 2.4.

            2.5 A/T/S/ Gel. HMR GmbH and MEDICIS have agreed to certain matters, rights and obligations relating to A/T/S Gel as set forth in Schedule 2.5 hereto.

            2.6 MEDICIS Use of Drug Master Files and NDAs.

                  (a) New Drug Master Files. MEDICIS acknowledges that as of the LICENSE EFFECTIVE DATE no Drug Master Files had been prepared for desoximetasone, ciclopirox acid and ciclopirox olamine and that the information contained in the NDAs of the PRODUCTS that relate to the raw materials and/or the ACTIVE INGREDIENTS shall not be available for access, review, utilization or disclosure by MEDICIS, its AFFILIATES and their successors and assigns and their licensees and sublicensees, and MEDICIS covenants and agrees that it shall not, directly or indirectly, access, utilize or disclose such information. If not already accomplished by the PURCHASE DATE, HMR shall complete the preparation and filing with the FDA Drug Master Files for desoximetasone, ciclopirox acid and ciclopirox olamine. Upon acceptance of such Drug Master Files by the FDA, MEDICIS shall instruct the FDA to supersede, and if permitted delete, the information corresponding to such Drug Master Files in the relevant NDA with that of the Drug Master Files. The Drug Master Files and such portions of the NDAs as would be covered in such Drug Master Files shall remain with and shall at all times be the sole property of HMR and their AFFILIATES (except for A/T/S Gel which remains with and is the property of HERBERT), shall not be assigned or otherwise transferred to

                                                        ASSET PURCHASE AGREEMENT


MEDICIS hereunder, and shall not be available for review by MEDICIS, its AFFILIATES, their successors and assigns and their licensees and sublicensees, but MEDICIS shall have a limited right of reference thereto in accordance with paragraph (b) of this Section 2.6.

                  (b) Rights to Reference Drug Master Files and the NDAs. Subject to the other provisions of this Section 2.6 and Sections 5.2 and 6.1, MEDICIS shall have a limited right of reference solely in the TERRITORY to the NDAs and Drug Master Files of the PRODUCTS solely for the PRODUCTS, IMPROVEMENTS and MEDICIS NEWLY DEVELOPED PRODUCTS, which shall not include any rights for or related to (i) information and NDAs related to A/T/S Gel and (ii) the development, regulatory approval and/or commercialization of any COMPETING NAIL TOPICAL PRODUCT. Subject to the provisions of Sections 5.1 and 6.2 hereof, HMR, their AFFILIATES, their successors and assigns and their licensees and sublicensees shall (i) have an unrestricted right of reference to the Drug Master Files and the NDAs for the DEVELOPMENT STAGE PRODUCT and HMR's CICLOPIROX Powder, and (ii) retain the right to utilize and reference any data and/or intellectual property rights (other than the TRADEMARKS, except for the trademark rights licensed to HMR pursuant to Section 4.2(c) hereof) necessary to support the regulatory approval, manufacture, commercialization and marketing of the DEVELOPMENT STAGE PRODUCT and HMR's CICLOPIROX Powder.

                  (c) DEVELOPMENT STAGE PRODUCT. Notwithstanding any other provision of this AGREEMENT or any provision of the other TRANSACTION DOCUMENTS, and except to the extent that rights or information are lawfully available to a third party (which is not HMR or their AFFILIATES, or their successors, assigns, licensees or sublicensees), for such purposes as are utilized by MEDICIS, its AFFILIATES, their successors and assigns and their licensees and sublicensees, under applicable U.S. Federal statutes or the regulations or rules promulgated thereunder (including those rights that any such third party would have under the U.S. Federal Food, Drug and Cosmetic Act, the U.S. Freedom of Information Act or any other U.S. Federal statute, but excluding (A) rights triggered or provided by any contractual or license rights granted to any such third party by HMR or their AFFILIATES or their successors and assigns or their licensees and sublicensees or (B) information which enters the public domain due to, by or pursuant to the action or inaction, directly or indirectly, of MEDICIS, its AFFILIATES, their successors and assigns and their licensees and sublicensees), MEDICIS, its AFFILIATES, their successors and assigns and their licensees and sublicensees shall not directly or indirectly access, review, disclose, reference or utilize the Drug Master Files, the NDAs or the INTELLECTUAL PROPERTY (including but not limited to New Drug Applications for the MEDICIS NEWLY DEVELOPED PRODUCTS, any IMPROVEMENTS, the HMR NEWLY DEVELOPED PRODUCTS, the DEVELOPMENT STAGE PRODUCT, or the additional Loprox PRODUCT discussed in
Schedule 13 hereto, or any other regulatory approval based upon, arising out of or related to the Drug Master Files, the NDAs, such New Drug Applications or the INTELLECTUAL PROPERTY (other than the TRADEMARKS) or any information contained therein) (i) for the development, regulatory approval and/or commercialization of a COMPETING NAIL TOPICAL PRODUCT, or (ii) that relate to the ACTIVE INGREDIENTS; provided, however, that in no event or circumstance whatsoever shall the existence of such information in the public domain be deemed a release, modification or waiver of the restrictions

                                                        ASSET PURCHASE AGREEMENT


on rights of reference specified in this paragraph (c) or in paragraph 2.6(b) hereof unless a third party (which is not HMR, their AFFILIATES, or their successors and assigns or their licensees or sublicensees) would have rights of reference to such information (except to the extent (A) such rights are triggered or provided by any contractual or license rights granted to any such third party by HMR or their AFFILIATES or their successors and assigns or their licensees and sublicensees or (B) such information enters the public domain due to, by or pursuant to the action or inaction, directly or indirectly, of MEDICIS, its AFFILIATES, their successors and assigns and their licensees and sublicensees). Nothing in this Section 2.6 shall limit MEDICIS, its AFFILIATES and their successors and assigns or their licensees and sublicensees from using any ACTIVE INGREDIENTS lawfully manufactured or supplied by a third party (which is not HMR or their AFFILIATES or their successors and assigns or their licensees and sublicensees) lawfully using information available to such third party for the purposes utilized by such third party without using information which is proprietary to HMR or its AFFILIATES or their successors and assigns or their licensees and sublicensees.


                                  ARTICLE III.
                      PURCHASE PRICE; CONDITION TO PURCHASE

            3.1 PURCHASE PRICE; Conveyance. Subject to the terms and conditions of this AGREEMENT, including the conditions set forth in Section 3.2, and the set-off rights in Section 13.5 of this AGREEMENT, in reliance on the representations, warranties, covenants and agreements of HMR contained herein, and in partial consideration of the sale, conveyance, assignment, transfer and delivery of the ASSETS provided for in Article II hereof, and the licenses granted to MEDICIS to the SHARED KNOW-HOW and IMPROVEMENTS and the other rights granted under this AGREEMENT, MEDICIS shall pay to HMR in accordance with
Schedule 3.1 on the third anniversary of the LICENSE EFFECTIVE DATE, in full payment therefor, the PURCHASE PRICE by wire transfer in immediately available funds, to such account as HMR shall have designated to MEDICIS in writing prior to the third anniversary of the LICENSE EFFECTIVE DATE.

            3.2 Condition to Purchase. Notwithstanding any other provision of this AGREEMENT or the LICENSE AND OPTION AGREEMENT, this AGREEMENT and the rights and obligations of the parties hereunder, including without limitation the sale, conveyance, assignment, transfer and delivery of the ASSETS and the grant of the various licenses provided for herein, shall not be effective until MEDICIS has made full payment of, and HMR has received, the PURCHASE PRICE in accordance with the provisions of Section 3.1 hereof and all amounts payable by MEDICIS under Section 3.1 and Sections 13.4 and 13.6 of Schedule 13 of the LICENSE AND OPTION AGREEMENT; provided, however, that in the event of a bona fide good faith dispute among the parties with respect to any amount or amounts payable under Sections 13.4 or 13.6 of Schedule 13 of the LICENSE AND OPTION AGREEMENT, for purposes of this Section 3.2 the foregoing condition with respect to payment of such amount or amounts shall be deemed to be waived without further action by the parties. Except to the extent of any waiver under the immediately preceding sentence, the payment by MEDICIS and receipt by HMR of the PURCHASE PRICE and such amounts under Section 3.1 and Schedule 13 of the

                                                        ASSET PURCHASE AGREEMENT


LICENSE AND OPTION AGREEMENT are an express condition precedent to the effectiveness of the rights and obligations of the parties hereunder and the sale, conveyance, assignment, transfer and delivery of the ASSETS and to the grant of the various licenses provided for herein. This AGREEMENT shall automatically terminate in the event that this AGREEMENT will not become effective as expressly provided for in Article XV of the LICENSE AND OPTION AGREEMENT, or if MEDICIS notifies HMR that it will not exercise the OPTION (as defined in the LICENSE AND OPTION AGREEMENT).

            3.3 Interest; Taxes. Any payment under this AGREEMENT that is not paid when due shall bear interest from the due date until payment in full, at a rate equal to one (1) percent per month. If Federal, State or local laws or regulations require that taxes be withheld on any payment made under this AGREEMENT, the paying party shall be entitled to (i) deduct those taxes from the payment, (ii) pay the taxes to the proper taxing authority and (iii) send evidence of the obligation together with proof of payment to the other parties hereto.


                                   ARTICLE IV.
                        GRANT OF LICENSES; RELATED RIGHTS

            4.1 Grant of Licenses by HMR. Subject to (i) the right of HMR and their AFFILIATES to manufacture the PRODUCTS in the TERRITORY for sale by HMR and their AFFILIATES to others solely for use or resale outside the TERRITORY, and (ii) Section 4.4 hereof, effective as of the PURCHASE DATE:

                  (a) HMR hereby grant to MEDICIS a perpetual, royalty-free, non-exclusive license, with the right to transfer, sublicense or assign pursuant to Section 14.8 hereof, to use and exploit the SHARED KNOW-HOW to (i) develop, make, have made, use, distribute, sell and have sold the PRODUCTS and any IMPROVEMENTS and MEDICIS NEWLY DEVELOPED PRODUCTS (but not any COMPETING NAIL TOPICAL PRODUCT) in the TERRITORY and (ii) make and have made the PRODUCTS and any IMPROVEMENTS and MEDICIS NEWLY DEVELOPED PRODUCTS (but not any COMPETING NAIL TOPICAL PRODUCT) outside the TERRITORY solely within North America solely for use and resale in the TERRITORY.

                  (b) HMR hereby grant to MEDICIS a perpetual, royalty-free, non-exclusive license, with the right to transfer, sublicense or assign pursuant to Section 14.8 hereof, to use and exploit in the TERRITORY any other patents owned by HMR or their AFFILIATES in the TERRITORY pertaining to any of the PRODUCTS (except patents pertaining to the ACTIVE INGREDIENTS and rilopirox) owned by HMR or their AFFILIATES for the respective period of validity of each such patent, required (i) for developing, making, having made, using, distributing, selling or having sold the PRODUCTS in the TERRITORY and (ii) to make and have made the PRODUCTS outside the TERRITORY solely within North America solely for use and resale in the TERRITORY.

                  (c) HMR hereby grant to MEDICIS a perpetual, royalty-free, exclusive license, with the right to transfer, sublicense or assign pursuant to
Section 14.8 hereof,

                                                        ASSET PURCHASE AGREEMENT


to use and exploit IMPROVEMENTS developed by HMR or their AFFILIATES prior to, on or after the PURCHASE DATE with the PRODUCTS, other IMPROVEMENTS, MEDICIS NEWLY DEVELOPED PRODUCTS and HMR NEWLY DEVELOPED PRODUCTS sold and/or licensed to MEDICIS in accordance with Section 5.1 hereof, but in no event any COMPETING NAIL TOPICAL PRODUCT, (i) within the TERRITORY and (ii) outside the TERRITORY solely within North America solely for use and resale in the TERRITORY.

            4.2 Grant of Licenses by MEDICIS. Subject to the right of MEDICIS to manufacture the PRODUCTS outside the TERRITORY solely within North America solely for use and resale in the TERRITORY, effective as of the PURCHASE DATE:

                  (a) Subject to the terms of this AGREEMENT, MEDICIS hereby grants to HMR a perpetual, royalty-free, exclusive license, with the right to transfer, sublicense or assign pursuant to Section 14.8 hereof, to use and exploit IMPROVEMENTS developed by MEDICIS or its AFFILIATES prior to, on or after the PURCHASE DATE with the PRODUCTS, other IMPROVEMENTS, HMR NEWLY DEVELOPED PRODUCTS and MEDICIS NEWLY DEVELOPED PRODUCTS sold and/or licensed to HMR in accordance with Section 5.2 hereof (i) outside the TERRITORY and (ii) within the TERRITORY solely for use and resale outside the TERRITORY.

                  (b) MEDICIS hereby grants to HMR a perpetual, royalty-free, non-exclusive license, with the right to transfer, sublicense or assign pursuant to Section 14.8 hereof, to use and exploit the PATENTS and the PRODUCT KNOW-HOW solely to make and have made the PRODUCTS, any IMPROVEMENTS and any HMR NEWLY DEVELOPED PRODUCTS within the TERRITORY solely for use and resale outside the TERRITORY.

                  (c) Notwithstanding the rights provided to MEDICIS hereunder, MEDICIS hereby grants to HMR a perpetual, royalty-free, exclusive license to use and exploit the Loprox trademark in the TERRITORY, with the right to freely transfer, sublicense or assign, which right shall not be limited by Section 14.8 hereof, solely in connection with the DEVELOPMENT STAGE PRODUCT, solely in the event and provided that (i) HMR, their AFFILIATES and their successors, assigns, licensees and sublicensees elect to market, license or sell the DEVELOPMENT STAGE PRODUCT in the TERRITORY; and (ii) if HMR, their AFFILIATES and their successors, assigns, licensees and sublicensees use the TRADEMARK 'Loprox' in the initial filing of the NDA for the DEVELOPMENT STAGE PRODUCT with the FDA, HMR, their AFFILIATES and their successors, assigns, licensees and sublicensees shall amend such NDA filing to change such TRADEMARK to a trademark other than the TRADEMARK 'Loprox' as soon as feasible; provided, however, if HMR, their AFFILIATES and their successors, assigns, licensees and sublicensees are mandated by the FDA to use the TRADEMARK 'Loprox' as a condition to securing regulatory approval for the DEVELOPMENT STAGE PRODUCT, HMR, their AFFILIATES and their successors, assigns, licensees and sublicensees shall have the right to use such TRADEMARK in connection with the DEVELOPMENT STAGE PRODUCT.

                                                        ASSET PURCHASE AGREEMENT


                  (d) Subject to the terms of this AGREEMENT, unless the RILOPIROX OPTION (as defined in the LICENSE AND OPTION AGREEMENT) has been exercised and the RILOPIROX RIGHTS (as defined in the LICENSE AND OPTION AGREEMENT) have been licensed to MEDICIS, MEDICIS hereby grants to HMR a perpetual, royalty-free, exclusive license, with the right to transfer, sublicense or assign, which right shall not be limited by Section 14.8 hereof, to use and exploit within and outside the TERRITORY any rights related to rilopirox incidentally transferred to MEDICIS hereunder.

                  (e) Pursuant to Section 13.7 of Schedule 13 to the LICENSE AND OPTION AGREEMENT, if required pursuant to such Section, MEDICIS hereby grants to HMR a perpetual, royalty-free, exclusive license to use and exploit the PATENTS and PRODUCT KNOW-HOW (to the extent not released or conveyed to HMR otherwise pursuant to such Section 13.7) in the TERRITORY to develop, make, have made, use, distribute, sell and have sold the additional Loprox product discussed in
Schedule 13 to the LICENSE AND OPTION AGREEMENT, with the right to transfer, sublicense or assign, which right shall not be limited by Section 14.8 hereof.

                  (f) MEDICIS hereby grants to HMR a perpetual, royalty-free, exclusive license, with the right to transfer, sublicense or assign, which right shall not be limited by Section 14.8 hereof, to use and exploit within and outside the TERRITORY any rights (including without limitation rights within the PATENTS and PRODUCT KNOW-HOW) related to the DEVELOPMENT STAGE PRODUCT, HMR's CICLOPIROX Powder and active ingredients other than the ACTIVE INGREDIENTS incidentally transferred to MEDICIS hereunder.

            4.3 IMPROVEMENTS. All IMPROVEMENTS developed by a party to any PRODUCT after the PURCHASE DATE shall be the sole and exclusive property of such party, subject to the licenses granted in this Article IV.

            4.4 Generic Products.

                  (a) Notwithstanding anything to the contrary contained in
Section 4.1, the sale of the ASSETS and other rights provided by HMR to MEDICIS pursuant to this AGREEMENT are subject to COPLEY's exclusive right to market and sell in the future generic versions of the PRODUCTS pursuant to the Product Agreement, dated as of October 8, 1993, by and between an AFFILIATE of HMRI and COPLEY (the "COPLEY PRODUCT AGREEMENT"). HMR represent and warrant to MEDICIS, as of the PURCHASE DATE, that in accordance with the terms of the COPLEY PRODUCT AGREEMENT and as of the LICENSE EFFECTIVE DATE, an AFFILIATE of HMR had notified COPLEY that the COPLEY PRODUCT AGREEMENT would be terminated, effective June 1, 1999, and COPLEY had provided to an AFFILIATE of HMR its written acknowledgment of such termination of the COPLEY PRODUCT AGREEMENT.

                  (b) In addition to and without limiting the provisions of
Section 6.2, HMR agrees that from and after the PURCHASE DATE, neither HMR nor any of their AFFILIATES shall (i) except as specifically required by the COPLEY PRODUCT

                                                        ASSET PURCHASE AGREEMENT


AGREEMENT, enter into any agreement or otherwise grant to COPLEY or any other person or entity (whether or not an AFFILIATE of HMR), any right to market, sell and/or manufacture in the TERRITORY a generic version of any PRODUCT, any SIMILAR PRODUCT or any human dermatology product containing an ACTIVE INGREDIENT; (ii) except as specifically required by the COPLEY PRODUCT AGREEMENT, sell to COPLEY any ACTIVE INGREDIENT for inclusion in any human dermatology product sold, marketed or distributed in the TERRITORY or license or otherwise convey to any person any rights to use or exploit the PRODUCT KNOW-HOW; or (iii) utilize, direct or cause COPLEY or its AFFILIATES to conduct activities in violation of HMR's covenants, duties or obligations hereunder. Notwithstanding the foregoing, the restrictions on the sale of ACTIVE INGREDIENTS set forth in this Section 4.4(b) shall not apply to erythromycin.

                  (c) From and after the PURCHASE DATE, HMR and their AFFILIATES shall not grant to COPLEY the right to market, sell and/or manufacture in the TERRITORY a generic version of any PRODUCT, any SIMILAR PRODUCT, or any human dermatology product containing any ACTIVE INGREDIENT or sell any ACTIVE INGREDIENT for inclusion in any human dermatological product sold, marketed or established in the TERRITORY to COPLEY, subject to any rights granted to COPLEY pursuant to the COPLEY AGREEMENT prior to its termination, provided such grant of rights was not in violation of HMR's obligations under the LICENSE AND OPTION AGREEMENT. In addition, HMR and its AFFILIATES shall not enter into any agreement or other arrangement with COPLEY other than continuing arrangements as specifically contemplated by the COPLEY PRODUCT AGREEMENT or any agreement or other arrangement with any other third party, pursuant to which COPLEY or such third party would have the right to manufacture, market and/or sell in the TERRITORY any generic or other versions of any PRODUCT or any product having the same ACTIVE INGREDIENTS as the PRODUCTS.

            4.5 Certain Restrictions on Sale of ACTIVE INGREDIENTS. In addition to and without limiting the provisions of Section 6.2, and subject to the right of HMR to supply ACTIVE INGREDIENTS to licensees or purchasers of HMR NEWLY DEVELOPED PRODUCTS pursuant to Section 5.1 hereof, the DEVELOPMENT STAGE PRODUCT and HMR's CICLOPIROX Powder, HMR agrees that, during the TERM and subject to
Section 4.4(b) and any rights of HMR hereunder with respect to the DEVELOPMENT STAGE PRODUCT, neither HMR nor any of their AFFILIATES shall sell to any person or entity (whether or not an AFFILIATE of HMR) any ACTIVE INGREDIENT for inclusion in any human dermatology product sold, marketed or distributed in the TERRITORY or license or otherwise convey to any person any rights to use or exploit the PRODUCT KNOW-HOW in the TERRITORY. Notwithstanding the foregoing, the restrictions on the sale of ACTIVE INGREDIENTS set forth in this Section 4.5 shall not apply: (i) to erythromycin; or (ii) from and after the PURCHASE DATE if MEDICIS has purchased prior to the PURCHASE DATE, or from and after such time as MEDICIS purchases on or after the PURCHASE DATE, more than ten percent (10%) of its requirements for any ACTIVE INGREDIENT (other than erythromycin) from parties other than HMR or their AFFILIATES, as to that ACTIVE INGREDIENT; provided, however, that such restrictions shall continue to apply in the event MEDICIS has purchased or purchases more than ten (10%) of such requirements from parties other than HMR

                                                        ASSET PURCHASE AGREEMENT


or their AFFILIATES due to the inability of HMR or their AFFILIATES to fulfill the requirements of MEDICIS as to that ACTIVE INGREDIENT, provided that in such event MEDICIS purchases no more than a four (4) month supply (or, if greater, the supplier's minimum batch quantity) of such ACTIVE INGREDIENT from an alternate supplier or suppliers and, if HMR or their AFFILIATES' inability to fulfill MEDICIS' requirements continues or will continue beyond the exhaustion of such alternate supply, MEDICIS may continue to purchase such ACTIVE INGREDIENT in such four (4) month or greater supply amounts as permitted by this
Section 2.4. From and after the PURCHASE DATE and for so long as the restrictions on the sale of ACTIVE INGREDIENTS under this Section 4.5 are applicable, MEDICIS shall notify HMRI in writing of any purchases of more than ten percent (10%) of its requirements for any ACTIVE INGREDIENT (other than erythromycin) from parties other than HMR or their AFFILIATES, which notice shall indicate if such purchases were due to the inability of HMR or their AFFILIATES to fulfill the requirements of MEDICIS as to that ACTIVE INGREDIENT and were within the quantity limitations set forth in the immediately preceding sentence.


                                   ARTICLE V.
                              RIGHTS OF FIRST OFFER

            5.1 MEDICIS RIGHT OF FIRST OFFER. If at any time on or after the PURCHASE DATE, HMR or its AFFILIATES shall develop or cause to be developed any human dermatology product containing an ACTIVE INGREDIENT, including without limitation any LINE EXTENSION but excluding (i) IMPROVEMENTS and (ii) the DEVELOPMENT STAGE PRODUCT (each, an "HMR NEWLY DEVELOPED PRODUCT"), MEDICIS shall have a right of first offer to license on an exclusive basis or purchase all patents, patent applications and proprietary know-how solely related thereto (but not to the ACTIVE INGREDIENTS) necessary for the manufacture and sale in the TERRITORY of the HMR NEWLY DEVELOPED PRODUCT (except for intellectual property rights constituting shared know-how relating to the HMR NEWLY DEVELOPED PRODUCT, which shall be licensed to MEDICIS on a non-exclusive basis) subject to the terms set forth in this Section 5.1 below (the "MEDICIS RIGHT OF FIRST OFFER"):

                  (a) Notice of an HMRI NEWLY DEVELOPED PRODUCT. Upon completion of Phase III clinical trials for an HMR NEWLY DEVELOPED PRODUCT and no later than upon submission of an NDA for such HMR NEWLY DEVELOPED PRODUCT, HMR shall give to MEDICIS written notice (the "HMR NOTICE") setting forth: (i) a description of the HMR NEWLY DEVELOPED PRODUCT, (ii) the terms and conditions, which shall be commercially reasonable, of the proposed license and/or sale to MEDICIS and (iii) the payment terms, which shall be commercially reasonable, of the proposed license and/or sale to MEDICIS.

                  (b) Exercise of MEDICIS RIGHT OF FIRST OFFER. At any time within ninety (90) days after receipt of an HMR NOTICE, MEDICIS may, by giving written notice to HMRI, elect to exercise the MEDICIS RIGHT OF FIRST OFFER on the terms set forth in the HMR NOTICE or any such other terms as the parties may agree, which shall be

                                                        ASSET PURCHASE AGREEMENT


documented in a written agreement. During such ninety (90) day period, neither HMR nor their AFFILIATES, or any person acting on their behalf, will directly or indirectly solicit or encourage any inquiries or proposals for, or enter into any discussions with respect to, the license and/or sale in the TERRITORY of the HMR NEWLY DEVELOPED PRODUCT to any third party.

                  (c) Effect of Refusal. In the event the parties cannot reach agreement with respect to MEDICIS' acquisition or license of an HMR NEWLY DEVELOPED PRODUCT in accordance with this Section 5.1, HMR and/or an AFFILIATE may license or sell such HMR NEWLY DEVELOPED PRODUCT to a third party which is not an AFFILIATE of HMR (but shall not themselves directly sell, market, promote or distribute such HMR NEWLY DEVELOPED PRODUCT), provided that (i) the terms and conditions of any such license or sale are no less favorable to HMR than those offered by HMR to MEDICIS pursuant to this Section 5.1, in which case no consent or approval by, or right of first refusal for, MEDICIS shall be required for HMR to enter into a written agreement with such third party, or (ii) if the terms and conditions of any such license or sale are less favorable to HMR than those offered by HMR to MEDICIS pursuant to this Section 5.1, MEDICIS shall have a right of first refusal, exercisable within thirty (30) calendar days after HMR provides notice of such less favorable terms and conditions to MEDICIS, to license or acquire the HMR NEWLY DEVELOPED PRODUCT on such terms and conditions.

                  (d) No Rights Conferred upon MEDICIS. This Section 5.1 does not confer upon MEDICIS or its AFFILIATES the right to use or exploit any intellectual property right of HMR or their AFFILIATES with respect to HMR NEWLY DEVELOPED PRODUCTS, including those granted hereunder. Any agreement that may be executed between the parties with respect to any HMR NEWLY DEVELOPED PRODUCT shall include provisions mutually acceptable to the parties regarding the use, or prohibition against the use of, such intellectual property rights.

                  (e) DEVELOPMENT STAGE PRODUCT. Notwithstanding any other provision of this AGREEMENT, the DEVELOPMENT STAGE PRODUCT shall not be an HMR NEWLY DEVELOPED PRODUCT for purposes of this AGREEMENT, and is not subject to the MEDICIS RIGHT OF FIRST OFFER. The parties have agreed to certain matters, rights and obligations pertaining to the DEVELOPMENT STAGE PRODUCT as set forth on Schedule 5.1 hereto, the terms of which are incorporated herein by reference.

                  (f) Certain Products. The parties acknowledge and agree that
(i) the additional Loprox PRODUCT discussed in Schedule 13 to the LICENSE AND OPTION AGREEMENT, Loprox Gel and Topicort Ointment 0.05% (but not line extensions thereof) are not to be considered HMRI NEWLY DEVELOPED PRODUCTS; and
(ii) HMR's CICLOPIROX Powder and Loprox Vaginal Cream shall be considered HMR NEWLY DEVELOPED PRODUCTS; provided, however, that the exercise of the MEDICIS RIGHT OF FIRST OFFER with respect to HMR's CICLOPIROX Powder and Loprox Vaginal Cream shall not be subject to the notice provisions of Section 5.1(a) or (b).

                                                        ASSET PURCHASE AGREEMENT


            5.2 HMR RIGHT OF FIRST OFFER. If at any time on or after the PURCHASE DATE, MEDICIS or its AFFILIATES shall develop or cause to be developed any human dermatology product containing an ACTIVE INGREDIENT of any PRODUCT, including without limitation a LINE EXTENSION but excluding IMPROVEMENTS (each, a "MEDICIS NEWLY DEVELOPED PRODUCT"), HMR shall have a right of first offer on the terms and conditions set forth in this Section 5.2 to license on an exclusive basis or purchase all patents, patent applications and proprietary know-how owned by MEDICIS or its AFFILIATES and necessary for the manufacture and sale outside the TERRITORY of such MEDICIS NEWLY DEVELOPED PRODUCT (except for intellectual property constituting shared know-how relating to the MEDICIS NEWLY DEVELOPED PRODUCT, which shall be licensed to HMRI on a non-exclusive basis) (the "HMR RIGHT OF FIRST OFFER"):

                  (a) Notice of a MEDICIS NEWLY DEVELOPED PRODUCT. Upon completion of Phase III clinical trials for a MEDICIS NEWLY DEVELOPED PRODUCT and no later than upon submission of an NDA for such MEDICIS NEWLY DEVELOPED PRODUCT, MEDICIS shall give to HMRI on behalf of HMR written notice (the "MEDICIS NOTICE") setting forth: (i) a description of the MEDICIS NEWLY DEVELOPED PRODUCT, (ii) the terms and conditions, which shall be commercially reasonable, of the proposed sale to HMR and (iii) the payment terms, which shall be commercially reasonable, of the proposed sale to HMR.

                  (b) Exercise of HMR RIGHT OF FIRST OFFER. At any time within ninety (90) days after receipt of the MEDICIS NOTICE, HMR may, by giving written notice to MEDICIS, elect to exercise the HMR RIGHT OF FIRST OFFER on the terms set forth in the MEDICIS NOTICE or such other terms as the parties may agree, which shall be documented in a written agreement. During such ninety (90) day period, neither MEDICIS nor its AFFILIATES, or any person acting on their behalf, will directly or indirectly solicit or encourage any inquiries or proposals for, or enter into any discussions with respect to, the license and/or sale outside the TERRITORY of the MEDICIS NEWLY DEVELOPED PRODUCT to any third party.

                  (c) Effect of Refusal. In the event the parties cannot reach agreement with respect to HMR's acquisition or license of a MEDICIS NEWLY DEVELOPED PRODUCT in accordance with this Section 5.2, MEDICIS and/or an AFFILIATE may license or sell such MEDICIS NEWLY DEVELOPED PRODUCT to a third party which is not an AFFILIATE of MEDICIS (but shall not themselves directly sell, market, promote or distribute such MEDICIS NEWLY DEVELOPED PRODUCT), provided that (i) the terms and conditions of any such license or sale are no less favorable to MEDICIS than those offered by MEDICIS to HMR pursuant to this
Section 2.5, in which case no consent or approval by, or right of first refusal for, HMR shall be required for MEDICIS to enter into a written agreement with such third party, (ii) if the terms and conditions of any such license or sale are less favorable to MEDICIS than those offered by MEDICIS to HMR pursuant to this Section 5.2 HMR shall have a right of first refusal, exercisable within thirty (30) calendar days after MEDICIS provides notice of such less favorable terms and conditions to HMR, to license or acquire the MEDICIS NEWLY DEVELOPED PRODUCT on such terms and conditions.

                                                        ASSET PURCHASE AGREEMENT


                  (d) No Right Conferred upon HMR. This Section 5.2 does not confer upon HMR or their AFFILIATES the right to use or exploit any intellectual property right of MEDICIS or its AFFILIATES with respect to MEDICIS NEWLY DEVELOPED PRODUCTS, including any rights granted hereunder. Any agreement that may be executed between the parties with respect to any MEDICIS NEWLY DEVELOPED PRODUCT shall include provisions mutually acceptable to the parties regarding the use, or prohibition against the use of, such intellectual property rights.

            5.3 Development of Newly Developed Products. HMRI and MEDICIS shall on a periodic basis keep the other party informed of development work on any HMR NEWLY DEVELOPED PRODUCT or MEDICIS NEWLY DEVELOPED PRODUCT, respectively, being developed by such party or any of its AFFILIATES and MEDICIS shall assume primary responsibility for organizing and scheduling periodic communications for that purpose.

            5.4 Rilopirox. In the event MEDICIS exercises the RILOPIROX OPTION (as defined in the LICENSE AND OPTION AGREEMENT) pursuant to Section 5.4(a) of the LICENSE AND OPTION AGREEMENT but the parties do not reach agreement with respect to MEDICIS' acquisition of the RILOPIROX RIGHTS (as defined in the LICENSE AND OPTION AGREEMENT) in accordance with such Section 5.4(a), HMR and/or an AFFILIATE may license the RILOPIROX RIGHTS to a third party, provided that
(i) the terms and conditions of any such license are no less favorable to HMR than those offered to HMR by MEDICIS pursuant to Section 5.4(a) of the LICENSE AND OPTION AGREEMENT, and that no consent or approval by, or right of first refusal for, MEDICIS shall be required, (ii) if the terms and conditions of any such license are less favorable to HMR than those offered to HMR by MEDICIS pursuant to Section 5.4(a) of the LICENSE AND OPTION AGREEMENT, MEDICIS shall have a right of first refusal, exercisable within thirty (30) calendar days after HMR provides notice to MEDICIS thereof, to license the RILOPIROX RIGHTS on such terms and conditions, and if such right of refusal is not so exercised by MEDICIS by notice to HMR, no consent or approval by MEDICIS shall be required and (iii) from and after the PURCHASE DATE, neither HMR nor their AFFILIATES shall use or exploit the RILOPIROX RIGHTS in the TERRITORY for human dermatology products for human medical uses without the prior written consent of MEDICIS. For purposes of this Section 5.4, "human dermatology products for human medical uses" shall not include products which are or have been developed or used for mucosal infections, such as oral lozenges, vaginal creams and vaginal ovulas. MEDICIS acknowledges that Clariant GmbH (i) has been granted the right to develop cosmetology products containing rilopirox, such as products for dandruff, deodorants, human medical applications like cleansing preparations for the intimate region (mucous membrane application) and liquid cleansing preparations for the whole body; (ii) shall retain such rights even if Clariant GmbH has become or in the future becomes an AFFILIATE of HMR; provided, however, in such case HMR shall not assist Clariant GmbH in the development of such products other than providing Clariant GmbH, its affiliates, successors, assigns or licensees with a license of necessary intellectual property rights (other than INTELLECTUAL PROPERTY which is exclusively licensed or sold to MEDICIS hereunder) and rights of reference to Drug Master Files and New Drug Applications held by HMR and/or their AFFILIATES; and (iii) Clariant GmbH has certain rights in U.S.

                                                        ASSET PURCHASE AGREEMENT


Patent No. 5,494,658 (related to antidandruff agents and cosmetic preparations) which are not included within the PATENTS.

            5.5 Theramycin Z Product. Notwithstanding any provision of Section
5.2 or any other provision of this AGREEMENT, neither HMR nor their AFFILIATES shall have any rights in or to erythromycin as contained in MEDICIS' Theramycin Z product line or any similar products, improvements thereto or line extensions thereof, whether existing prior to, on or after the PURCHASE DATE.


                                   ARTICLE VI.
                            GREY-MARKET RESTRICTIONS

      The parties recognize that the value on the intellectual property rights being conveyed hereunder to each party will depend on the degree to which products of one party incorporating the intellectual property rights are sold in areas in which the other party owns the intellectual property rights. To permit the parties to reach mutual agreement on the value of the rights being conveyed, to minimize transaction costs, and to avoid future litigation for infringement, the parties have agreed as follows:

            6.1 No Sales By MEDICIS Outside the TERRITORY. Except in the case of products as to which a written agreement is executed pursuant to Section 5.2, MEDICIS, its AFFILIATES and any successors or assigns of MEDICIS or its AFFILIATES shall not at any time on or after the PURCHASE DATE, (i) sell, market, promote or distribute, directly or indirectly, any PRODUCTS or SIMILAR PRODUCTS outside the TERRITORY, or (ii) sell or distribute any PRODUCTS or SIMILAR PRODUCTS to any person in the TERRITORY if MEDICIS has actual knowledge that such person intends to sell such PRODUCTS or SIMILAR PRODUCTS outside the TERRITORY. In providing or granting any rights to the PRODUCTS or SIMILAR PRODUCTS in the TERRITORY from and after the PURCHASE DATE, MEDICIS shall secure from each grantee, licensee, beneficiary or acquiree of such rights its agreement to restrictions relating to outside the TERRITORY contained in this AGREEMENT, including an agreement to refrain from knowingly engaging, directly or indirectly, in parallel importation or dealing in "grey market" products in connection with its sale and distribution of the PRODUCTS or SIMILAR PRODUCTS.

            6.2 No Sales by HMR Inside the TERRITORY. In addition to and without limiting the provisions of Section 4.4, and except as specifically provided in Sections 4.1, clauses (i) and (ii), 4.4 and 5.1(e), or in the case of products as to which a written agreement has been executed pursuant to Section 5.1, HMR, their AFFILIATES and any successors or assigns of HMR or their AFFILIATES shall not at any time on or after the PURCHASE DATE, (i) sell, market, promote or distribute, directly or indirectly, any PRODUCTS or SIMILAR PRODUCTS in the TERRITORY; or (ii) sell or distribute any PRODUCTS, SIMILAR PRODUCTS or any ACTIVE INGREDIENT to any person outside the TERRITORY if HMR has actual knowledge that such person intends to sell such PRODUCTS or SIMILAR PRODUCTS or human dermatology products containing such ACTIVE INGREDIENT in the TERRITORY. In providing or granting any rights to the PRODUCTS or SIMILAR PRODUCTS, outside the

                                                        ASSET PURCHASE AGREEMENT


TERRITORY, HMR shall secure from each such grantee, licensee, beneficiary or acquiree of such rights its agreement to restrictions relating to inside the TERRITORY contained in this AGREEMENT, including an agreement to refrain from knowingly engaging, directly or indirectly, in parallel importation or dealing in "grey market" products in connection with its sale and distribution of the PRODUCTS or SIMILAR PRODUCTS. Notwithstanding the foregoing, MEDICIS acknowledges that (i) HMR and their AFFILIATES, and their grantees, licensees, beneficiaries and acquirees of any rights related to the DEVELOPMENT STAGE PRODUCT, shall be free to commercialize the DEVELOPMENT STAGE PRODUCT and any other product for topical application to the nail in the TERRITORY without restriction, and that the restrictions in this Section 6.2 and in Section 4.5 hereof shall not apply with respect to the DEVELOPMENT STAGE PRODUCT, and (ii) subject to Section 5.4 hereof, this Section 6.2 shall not apply to HMR's exploitation of the RILOPIROX RIGHTS.


                                  ARTICLE VII.
                           REGULATORY MATTERS; RECALLS

            7.1 Communication with Agencies. From and after the PURCHASE DATE, MEDICIS shall have responsibility for all communication with the FDA relating to the PRODUCTS. The parties shall also cooperate at their own expense to ensure that (i) MEDICIS obtains, in a timely manner, all information concerning the PRODUCTS outside the TERRITORY necessary to meet its regulatory obligations in the TERRITORY, and (ii) that HMRI receives, in a timely manner, all information concerning the PRODUCTS inside the TERRITORY necessary to meet the regulatory obligations of HMR and their AFFILIATES outside the TERRITORY.

            7.2 Product Recalls. In the event that on or after the PURCHASE DATE
(i) any governmental agency or authority issues a request or directive or order that any PRODUCT in the TERRITORY be recalled or retrieved, (ii) a court of competent jurisdiction orders that any PRODUCT in the TERRITORY be recalled or retrieved, or (iii) MEDICIS reasonably determines (or MEDICIS reasonably determines after consulting in good faith with HMRI in the case of PRODUCTS which were manufactured by HMR or one of their AFFILIATES and with respect to which MEDICIS believes HMR may be responsible under this Section 7.2) that any PRODUCT should be recalled or retrieved in the TERRITORY or a "dear doctor" letter is required relating to restrictions on the use of any PRODUCT in the TERRITORY, MEDICIS shall conduct such activity (unless by mutual agreement MEDICIS has not yet assumed regulatory responsibility pursuant to Section 7.2 of the LICENSE AND OPTION AGREEMENT for the PRODUCT being recalled or retrieved, whereupon HMR shall conduct such activity) and, in the event that clauses (i) or
(ii) in the following sentence apply, HMR shall reasonably assist MEDICIS in taking all appropriate corrective actions and shall cooperate in the investigation surrounding the recall. To the extent that any such actions on or after the PURCHASE DATE primarily relate to or arise out of (i) the PRODUCTS prior to the LICENSE EFFECTIVE DATE; or (ii) the manufacture or supply of PRODUCTS by HMR or their AFFILIATES or by PACO pursuant to the PACO LOPROX AGREEMENT after the LICENSE EFFECTIVE DATE in breach of Article VI of the SUPPLY AGREEMENT, HMR

                                                        ASSET PURCHASE AGREEMENT


shall be solely responsible for all costs and expenses of or associated with any such action, including reimbursement of MEDICIS for any out-of-pocket costs incurred by MEDICIS as a result of such action. To the extent that any such actions on or after the LICENSE EFFECTIVE DATE do not primarily relate to or arise out of any of the foregoing, MEDICIS shall be solely responsible for all costs and expenses of or associated with any such action, including reimbursement of HMR therefor.


                                  ARTICLE VIII.
                             PROMOTION AND MARKETING

            8.1 Party Names; Change of Promotional Material. From and after the PURCHASE DATE, all advertising and promotional materials for the PRODUCTS sold in the TERRITORY shall identify MEDICIS as the marketer of the PRODUCTS sold in the TERRITORY, to the extent the marketer is identified in such materials, in such form as MEDICIS shall determine. From and after the PURCHASE DATE, subject to the provisions of the SUPPLY AGREEMENT and the LOPROX LOTION SUPPLY AGREEMENT, and if requested by HMR or as required by APPLICABLE LAWS, packaging of the HMR SUPPLIED PRODUCTS sold in the TERRITORY shall identify HMR or one of their AFFILIATES or PACO as the manufacturer of the HMR SUPPLIED PRODUCTS if HMR or one or their AFFILIATES or PACO, as the case may be, is the manufacturer of such HMR SUPPLIED PRODUCTS.

            8.2 Medical and Other Inquiries. From and after the PURCHASE DATE, MEDICIS shall have all responsibility for all correspondence and communication with physicians and other health care professionals in the TERRITORY relating to the PRODUCTS, except for correspondence and communication relating to the manufacturing of the HMR SUPPLIED PRODUCTS or the ACTIVE INGREDIENTS thereof by HMR or an AFFILIATE pursuant to the SUPPLY AGREEMENT or the LOPROX LOTION SUPPLY AGREEMENT, in which case HMR shall take such actions as MEDICIS may reasonably request.


                                   ARTICLE IX.
                              INTELLECTUAL PROPERTY

            9.1 Notices. From and after the PURCHASE DATE, MEDICIS and HMR shall each promptly, but in any event no later than fifteen (15) calendar days after such party receives notice of or becomes aware of any of the following, notify the other in writing of:

                  (a) Any suit, claim or proceeding by a third party against HMRI or MEDICIS, or any AFFILIATE or sublicensee of HMR or MEDICIS, alleging infringement of such third party's intellectual property rights as a result of the manufacture, use, sale, promotion or marketing of the PRODUCTS anywhere in the TERRITORY;

                  (b) Any patent nullity actions, declaratory judgment actions or alleged patent invalidity or non-infringement of patent or patents pursuant to a Paragraph IV patent

                                                        ASSET PURCHASE AGREEMENT


certification by a party filing an Abbreviated New Drug Application ("ANDA") with respect to the PATENTS in the TERRITORY;

                  (c) Any actual or threatened unlawful disclosure or infringement by any third party of all or any part of the PATENTS, TRADEMARKS or the KNOW-HOW in the TERRITORY; or

                  (d) Any information that may reasonably be considered material to the validity or enforceability of the PATENTS.

            9.2 Actions. From and after the PURCHASE DATE, but subject to
Article XIII of this AGREEMENT, MEDICIS shall have the sole right and obligation, at its expense, to enforce and defend the rights to the PATENTS, the PRODUCT KNOW-HOW and the TRADEMARKS in the TERRITORY, including without limitation the sole right and obligation to (i) defend any action or claim by any third party alleging that MEDICIS' manufacture, marketing, distribution, sale or promotion of the PRODUCTS in the TERRITORY infringes such third party's intellectual property rights and (ii) prosecute any actual or threatened unauthorized disclosure or any infringement in the TERRITORY of the PATENTS, the PRODUCT KNOW-HOW or the TRADEMARKS. Any amounts recovered in connection with any such any such enforcement or defense shall be awarded solely to MEDICIS. HMR and their AFFILIATES shall reasonably cooperate with and assist MEDICIS in prosecuting patent applications based on the PATENTS and in prosecuting or defending actions in which the validity, infringement or enforceability of the PATENTS may be in issue. Such cooperation may include responding to discovery requests, providing such documentary evidence and truthful testimony (in written or oral form), making available current HMR employees with relevant knowledge, and assisting MEDICIS in locating and requesting information from former HMR employees with relevant knowledge, as MEDICIS may reasonably request, but shall not include becoming a plaintiff or co-plaintiff or otherwise a party (unless joined by a party which is not MEDICIS or its AFFILIATES, whereupon MEDICIS shall not have the sole right to control the conduct of such action(s)). Such assistance shall not include making available or providing testimony from former HMR employees. MEDICIS shall reimburse HMR and their AFFILIATES their reasonable expenses (including without limitation attorneys' fees) in providing the cooperation and assistance called for by this Section 9.2 and will hold them harmless for all liability and all costs or expenses associated with or arising out of their truthful and good faith actions in providing cooperation and assistance.


                                   ARTICLE X.
                    REPRESENTATIONS AND WARRANTIES; COVENANTS

            10.1 Representations and Warranties of the Parties. HMR and MEDICIS each represent and warrant to the other, as of the PURCHASE DATE, as follows:

                  (a) Each party has the power, authority and right to enter into this AGREEMENT and to perform its obligations hereunder, and its execution, delivery and

                                                        ASSET PURCHASE AGREEMENT


performance of this AGREEMENT does not conflict with any material term of any other agreement to which it is a party or by which it is bound.

                  (b) No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental agency is required to be obtained or made by or with respect to such party in connection with its execution, delivery and performance of this AGREEMENT.

                  (c) Each party is a corporation or limited liability company, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with full corporate power and authority to consummate the transactions contemplated hereby. The execution and delivery of this AGREEMENT by each party and the consummation and performance of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate and other proceedings, and this AGREEMENT has been duly authorized, executed and delivered by each party and, assuming the enforceability against the other party hereto, constitutes the legal, valid and binding obligation of each party, enforceable in accordance with its terms except (i) if such enforcement would be subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally; and (ii) as specific performance and other equitable remedies are subject to the general discretion of the court.

            10.2 Representations and Warranties of HMR. Subject to the matters specifically disclosed to MEDICIS in the applicable subsection of Schedule 10.2 hereto, HMRI, HMR SA and HMR GmbH hereby jointly and severally represent and warrant to MEDICIS, as of the PURCHASE DATE, that:

                  (a) HMR or their AFFILIATES own all right, title and interest in and to the PATENTS, the NDAs, the PRODUCT KNOW-HOW and the TRADEMARKS in the TERRITORY, free and clear of any and all liens, encumbrances, claims, mortgages, security interests, charges or restrictions.

                  (b) HMR or their AFFILIATES have (i) the sole legal right to assign and convey good and marketable title to the PATENTS and the TRADEMARKS to MEDICIS in the TERRITORY pursuant to this AGREEMENT, (ii) the legal right in the TERRITORY to assign the PRODUCT KNOW-HOW to MEDICIS in the TERRITORY, free and clear of all liens, encumbrances, claims, mortgages, security interests, charges or restrictions, (iii) the legal right to license the SHARED KNOW-HOW to MEDICIS in the TERRITORY, free and clear of any and all liens, encumbrances, claims, mortgages, security interests, charges or restrictions and (iv) the legal right to grant to MEDICIS the other rights described in Section 4.1 hereof. HMR's execution and delivery of this AGREEMENT and the other related documents delivered by HMR in connection with transactions contemplated herein and the performance of this AGREEMENT by HMR (and the transactions contemplated herein):
(i) do not and will not conflict with, violate or constitute or result in a default or an event creating rights of acceleration, termination or cancellation, or a loss of right, under any law, judgment, order or decree, under the articles of incorporation or bylaws of HMR or under any mortgage, contract or agreement to

                                                        ASSET PURCHASE AGREEMENT


which HMR is a party or by which HMR is bound; and (ii) will not result in the creation or imposition of any lien, charge, mortgage, claim, pledge, security interest, restriction or encumbrance of any kind on, or liability with respect to, the INTELLECTUAL PROPERTY in the TERRITORY.

                  (c) All material registrations and filings, including the payment of maintenance and renewal fees, have been timely made in the TERRITORY for the PATENTS and the TRADEMARKS, as are necessary to preserve the rights of HMR or to prosecute patent applications in the ordinary course of HMR's management of their intellectual property rights. MEDICIS acknowledges that no patent applications had been filed by HMR, and no patents have issued, for the PATENTS in the TERRITORY as of the LICENSE EFFECTIVE DATE.

                  (d) HMRI or their AFFILIATES own all right, title and interest in and to the NDA's, free and clear of any and all liens, encumbrances, claims, mortgages, security interests, charges or restrictions thereon and has the legal right to transfer to MEDICIS all right, title and interest in and to the NDA's for the PRODUCTS in the TERRITORY. Neither HMRI nor their AFFILIATES have with respect to the PRODUCTS made any untrue statement of a material fact or a fraudulent statement to the FDA, failed to disclose a material fact required to be disclosed to the FDA or committed an act, made a statement or failed to make a statement that could reasonably be expected to provide a basis for the FDA to invoke its policy respecting "Fraud, Untrue Statements of Material Facts, Bribery and Illegal Gratuities" as set forth in 56 Fed. Reg. 46191 (September 10, 1991). Except as previously disclosed in writing to MEDICIS, HMR has not received any notice that the FDA has commenced or threatened to initiate any action to withdraw its approval or request the recall of any PRODUCT, or commenced or threatened to initiate any action to enjoin production at any facility for the manufacture of the PRODUCTS.

                  (e) No default by HMR or their AFFILIATES under the PACO LOPROX AGREEMENT has been declared and is continuing and, to the knowledge of HMR, no condition exists which, with notice or lapse of time or both, would constitute a default by HMRI or their AFFILIATES under such agreement. Such agreement is valid and subsisting and is in full force and effect, and to the knowledge of HMR, no claim exists or has been asserted with respect to such agreement that would adversely affect the rights granted to MEDICIS hereunder. Except as previously disclosed in writing to MEDICIS, (i) HMR has not received notice that PACO intends to cancel or terminate such agreement or to exercise or not exercise any options or rights under such agreement based upon any breach of such agreement by HMR; or (ii) to the knowledge of HMR, PACO is not in breach of the PACO LOPROX AGREEMENT and no condition exists which, with notice or lapse of time or both, would constitute a default by PACO under such agreement.

                  (f) Except (i) as specifically permitted by the express terms of the LICENSE AND OPTION AGREEMENT and this PURCHASE AGREEMENT; and (ii) for obligations specifically assumed by MEDICIS under the TRANSACTION DOCUMENTS, neither HMR nor any of their AFFILIATES has taken any action, failed to take any action required of them or otherwise caused the covenants contained in Section 10.5(c) of the LICENSE

                                                        ASSET PURCHASE AGREEMENT


AND OPTION AGREEMENT to be breached or otherwise to be untrue as of and on the PURCHASE DATE.

                  (g) MEDICIS acknowledges that (i) Topicort Ointment 0.05% was not sold in the TERRITORY as of the LICENSE EFFECTIVE DATE; (ii) none of the representations, warranties and covenants made in this Section 10.2 with respect to the PRODUCTS shall apply to Topicort Ointment 0.05%; and (iii) the sole representations, warranties and covenants made by HMR with respect to Topicort Ointment 0.05% are that HMR has the requisite power, authority and right to convey the rights conveyed in this AGREEMENT with respect to the Topicort Ointment 0.05%, free and clear of any and all liens, encumbrances or security interests.

            10.3 Mutual Limitations on Warranties and Damages.

                  (a) OTHER THAN THE REPRESENTATIONS AND WARRANTIES MADE BY THE PARTIES PURSUANT TO SECTIONS 10.1 AND 10.2 OR ELSEWHERE HEREIN, THE PARTIES DISCLAIM ANY AND ALL OTHER WARRANTIES WHETHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY WARRANTY ARISING FROM COURSE OF DEALING OR USAGE OF TRADE.

                  (b) IN ADDITION TO THEIR RESPECTIVE REMEDIES UNDER ARTICLE XIII AND ANY REMEDY PROVIDED HEREIN, AT LAW OR IN EQUITY FOR BREACH OF THIS AGREEMENT AS LIMITED BY THIS SECTION 10.3, MEDICIS AND HMR SHALL EACH BE ENTITLED TO ANY AND ALL RIGHTS AND REMEDIES PROVIDED HEREUNDER OR AVAILABLE AT LAW OR IN EQUITY OR UNDER THE TRANSACTION DOCUMENTS WITH RESPECT TO RIGHTS AND OBLIGATIONS ARISING HEREUNDER; PROVIDED, HOWEVER, THAT UNDER NO CIRCUMSTANCES SHALL ANY PARTY BE LIABLE TO ANY OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, INCLUDING LOSS OF PROFITS. FURTHERMORE, NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, IN NO EVENT SHALL THE AGGREGATE LIABILITY OF HMR OR MEDICIS PURSUANT TO ARTICLE XIII OR OTHERWISE HEREUNDER, AND/OR UNDER THE LICENSE AND OPTION AGREEMENT, THE TRANSITION SERVICES AGREEMENT, THE TRADEMARK LICENSE AGREEMENT OR THE TECHNICAL AGREEMENT EXCEED U.S. $82.5 MILLION LESS OR PLUS ANY ADJUSTMENTS PURSUANT TO SCHEDULES 4.3A, 4.3B AND 13 OF THE LICENSE AND OPTION AGREEMENT, PROVIDED THAT SUCH LIMITATION SHALL NOT APPLY WITH RESPECT TO LIABILITY TO ANY THIRD PARTY UNDER ARTICLE XIII OR OTHERWISE.

            10.4 Survival of Representations and Warranties. The representations and warranties made by HMR and by MEDICIS in this Article X are made as of the PURCHASE DATE, and they shall only be valid and survive for a period of two (2) years from and after the

                                                        ASSET PURCHASE AGREEMENT


PURCHASE DATE and shall thereafter be of no force or effect except to the extent required to enforce the parties' accrued rights and obligations hereunder following the end of such two (2) year period for any claims which have been properly notified by one party to any other party prior to the expiration of such two (2) year period.

            10.5 Covenants of the Parties. MEDICIS on the one hand and HMR on the other each covenants to the other that it shall comply in all material respects with all laws, including tax laws, applicable to it and its activities under this AGREEMENT. The parties further agree that they shall, without payment or further consideration, execute and deliver any further or additional instruments or documents and perform any acts which may be reasonably necessary in order to effectuate and carry out the purposes of this AGREEMENT.


                                   ARTICLE XI.
                            CONFIDENTIAL INFORMATION

            11.1 Ownership. CONFIDENTIAL INFORMATION furnished hereunder by any party to any other party shall remain the sole property of the disclosing party; provided, however, that CONFIDENTIAL INFORMATION comprising or included within the PATENTS or the PRODUCT KNOW-HOW shall be included in the ASSETS. Data and inventions concerning the PRODUCTS developed or made from and after the LICENSE EFFECTIVE DATE shall be owned by the developing or inventing party.

            11.2 Confidentiality. Each party agrees that at all times after the PURCHASE DATE it shall keep, and cause its AFFILIATES and/or permitted sublicensees to keep, confidential all CONFIDENTIAL INFORMATION, and none of the parties nor any of their AFFILIATES and/or permitted sublicensees shall use or disclose the CONFIDENTIAL INFORMATION except as expressly permitted in this AGREEMENT. Each party acknowledges that the CONFIDENTIAL INFORMATION is highly valuable, proprietary and confidential and that any disclosure to any officer, employee, or agent of such party or any of its AFFILIATES shall be made only to the extent necessary to carry out its responsibilities under this AGREEMENT and only if such officer, employee or agent shall be bound by an agreement to maintain such information in confidence.

            11.3 Public Announcements and Statements. Neither HMR nor MEDICIS, nor any AFFILIATE thereof, shall issue or cause publication of any press release or other public announcement or public communication with respect to this AGREEMENT or the transactions contemplated hereby without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. No party shall use the name of any other party in any public statement or press release without the prior written approval of the other party, which approval may not be unreasonably withheld or delayed; provided, however, that the disclosing party shall give the other parties a minimum of five (5) business days to review any such press release or other public statement. Notwithstanding the foregoing, each party may make any disclosure which such party, in the opinion of its counsel, is obligated to make pursuant to applicable law, in which case such party shall still endeavor to give the other party an opportunity to review such disclosure but shall not be obligated to do so if such disclosure must,

                                                        ASSET PURCHASE AGREEMENT


in the opinion of its counsel, be made without time for review. The failure of a party to draft such disclosure in a timely fashion shall not be deemed a reason to avoid submitting such disclosure to the other party hereto.


                                  ARTICLE XII.
                                  MANUFACTURING

            12.1 Manufacturing by MEDICIS. Subject to the terms of the SUPPLY AGREEMENT, MEDICIS shall have the right to manufacture the PRODUCTS in the TERRITORY (and as permitted herein in other countries in North America, to the extent legally permissible) from and after the PURCHASE DATE; provided, however, that MEDICIS' rights to manufacture (i) the LOPROX LOTION and A/T/S Solution shall be subject to the PACO AGREEMENTS, and (ii) A/T/S Gel shall be subject to the HERBERT AGREEMENT.


                                  ARTICLE XIII.
                   INDEMNIFICATION AND LIMITATION OF LIABILITY

            13.1 Indemnification by MEDICIS. In addition to any other rights HMR may have at law or in equity, and subject to Section 10.3, MEDICIS shall indemnify, defend and hold harmless HMR and their AFFILIATES, employees, agents, officers and directors, and their successors and assigns (each, an "HMR INDEMNIFIED PARTY"), from and against any and all LIABILITIES which the HMR INDEMNIFIED PARTY may incur, suffer or be required to pay resulting from or arising out of: (i) the marketing, distribution, sale or promotion of the PRODUCTS by MEDICIS after the LICENSE EFFECTIVE DATE; (ii) the manufacture of the PRODUCTS by MEDICIS or its AFFILIATES or by a third party (other than an AFFILIATE of HMR) after the LICENSE EFFECTIVE DATE, unless HMR had knowledge as of the LICENSE EFFECTIVE DATE that, based on facts in existence and circumstances persisting on the LICENSE EFFECTIVE DATE, such third party's manufacture of the PRODUCTS after the LICENSE EFFECTIVE DATE would be likely to result in or create such LIABILITIES; and (iii) any breach of any representation, warranty or covenant of MEDICIS or its AFFILIATES in the TRANSACTION DOCUMENTS.

            13.2 Indemnification by HMR. In addition to any other rights MEDICIS may have at law or in equity, and subject to Section 10.3, HMRI, HMR SA and HMR GmbH shall jointly and severally indemnify, defend and hold harmless MEDICIS and its AFFILIATES, employees, agents, officers and directors, and its successors and assigns (each, a "MEDICIS INDEMNIFIED PARTY"), from and against any and all LIABILITIES which the MEDICIS INDEMNIFIED PARTY may incur, suffer or be required to pay resulting from or arising out of: (i) the manufacture or supply of the PRODUCTS by HMR or their AFFILIATES prior to the LICENSE EFFECTIVE DATE or after the LICENSE EFFECTIVE DATE in breach of HMR GmbH's representations, warranties, covenants and obligations under the SUPPLY AGREEMENT or HMRI's representations, warranties, covenants and obligations under the LOPROX LOTION SUPPLY AGREEMENT, other than for any EXCLUDED HMR PRODUCT LIABILITY; (ii) any liability arising prior to the LICENSE EFFECTIVE DATE in

                                                        ASSET PURCHASE AGREEMENT


any way relating to any PRODUCT, regardless of the date of first assertion of any claim or action relating thereto; (iii) any breach of any representation, warranty or covenant by HMR or any AFFILIATE in this AGREEMENT; or (iv) any LIABILITIES arising from or related to any litigation or claim asserted by COPLEY, relating to the COPLEY PRODUCT AGREEMENT or the TRANSACTION DOCUMENTS.

            13.3 Process of Indemnification. Promptly after an indemnified party becomes aware of any potential LIABILITY hereunder, such party shall deliver written notice to the indemnifying party stating the nature of the potential LIABILITY; provided, however, that the failure to give such notification shall not affect the indemnification provided hereunder except to the extent the indemnifying party is actually prejudiced as a result of such failure. The indemnified party shall give the indemnifying party such information with respect to the potential LIABILITY as the indemnifying party may from time to time reasonably request. The indemnifying party shall have the right to conduct the defense of any suit or claim related to the LIABILITY if it has assumed responsibility for the suit, claim or other proceeding in writing; provided, however, that if in the reasonable judgment of the indemnified party such suit, claim or other proceeding involves an issue or matter which could have a material adverse effect on the business, operations or assets of the indemnified party, the indemnified party may elect, at its own expense, to conduct a separate defense thereof, but in no event shall any such election be construed as a waiver of any indemnification rights such indemnified party may have under this Article XIII, at law or in equity, or otherwise. If the indemnifying party defends the suit or claim, the indemnified party may participate in (but not control) the defense thereof at its sole cost and expense; provided, however, that the indemnifying party shall pay the reasonable fees and costs of any separate counsel required for the indemnified party to the extent such representation is due to a conflict of interest between the parties.

            13.4 Settlements. No party may settle any claim, action or proceeding related to a LIABILITY to a third party without the consent of the other parties, which consent shall not be unreasonably withheld or delayed, if such settlement would impose any monetary obligation on the other party or require the other party to submit to an injunction or otherwise limit the other party's rights under this AGREEMENT, and any payment made by a party in such a settlement without obtaining such consent shall be at its own cost and expense. Notwithstanding the foregoing, the indemnifying party will be liable under this
Article XIII for any settlement effected without its consent if the indemnifying party has refused to acknowledge liability for indemnification hereunder and/or declines to defend the indemnified party in any such claim, action or proceeding and it is determined by arbitration pursuant to Section 14.3 hereof that the indemnifying party was liable to the indemnified party for indemnification related to such settlement.

            13.5 Right of Set-Off. In addition to any other remedies the parties may have for indemnification under this AGREEMENT or at law or in equity, any party may set off against any amount otherwise due and yet unpaid to the other party hereunder any amount owed by such first party to another party under any provision of this AGREEMENT or the LICENSE AND OPTION AGREEMENT or any instrument or agreement delivered pursuant hereto, or otherwise.

                                                        ASSET PURCHASE AGREEMENT


                                  ARTICLE XIV.
                                  MISCELLANEOUS

            14.1 Governing Law. This AGREEMENT shall be deemed to have been made in the State of Delaware and its form, execution, validity, construction and effect shall be determined in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

            14.2 Headings and References. All section headings contained in this AGREEMENT are for convenience of reference only and shall not affect the meaning or interpretation of this AGREEMENT.

            14.3 Dispute Resolution.

                  (a) Any dispute, controversy or claim arising out of or relating to this AGREEMENT, or the breach, termination or invalidity of this AGREEMENT or the rights of any party for indemnification hereunder (each, a "CLAIM"), shall be submitted in the first instance to the President, North American Region of HMRI, for HMR and the Chief Executive Officer of MEDICIS for MEDICIS.

                  (b) If any CLAIM cannot be resolved by the individuals designated in Section 14.3 (a) within thirty (30) days after being submitted to them, and except for the right of any party to apply to a court of competent jurisdiction for a temporary restraining order to preserve the status quo or to prevent irreparable harm pending the selection and confirmation of a panel of arbitrators in accordance herewith, such CLAIM shall be settled by arbitration in accordance with the Commercial Arbitration Rules (the "RULES") of the American Arbitration Association (the "AAA") in effect on the day the arbitration is commenced in accordance with this AGREEMENT, except as modified by this Section 14.3. After expiration of the thirty (30) day period pursuant to
Section 14.3(a) hereof, any party may commence arbitration by serving upon the other party a written demand for arbitration sent by a courier service of internationally recognized reputation in accordance with this AGREEMENT, with a copy of the same delivered by a courier service of internationally recognized reputation to the AAA regional office in which any party is then located. The number of arbitrators shall be three, one of whom is selected by MEDICIS, one of whom is selected by HMRI and one of whom is selected by HMRI and MEDICIS (or by the other two arbitrators if the parties cannot, within thirty (30) days after the commencement of the arbitration proceeding, agree on the third arbitrator). In the event that any party shall fail to appoint an arbitrator within thirty
(30) days after the commencement of the arbitration proceeding, such arbitrator and the third arbitrator shall be appointed by the AAA in accordance with the RULES. The arbitration award shall be rendered by a majority of the members of the board of arbitration. Except as expressly provided in Section 14.4 hereof, the panel shall not be entitled to modify this AGREEMENT or the transactions contemplated herein. The arbitration proceeding shall be conducted in the English language and shall be brought in Chicago, Illinois, unless the parties agree in writing to conduct the arbitration in another location. The AAA shall have jurisdiction over all parties to this AGREEMENT for purposes of the arbitration.

                                                        ASSET PURCHASE AGREEMENT


                  (c) The arbitration decision shall be final and binding and shall not be appealable to any court in any jurisdiction. The prevailing party may enter such decision in any court having competent jurisdiction.

                  (d) Any statute of limitations or other equitable or legal doctrine which would otherwise be applicable to any action brought by either of the parties shall be applicable in the arbitration. In the event any party to this AGREEMENT files a petition under the bankruptcy laws of the United States or has a petition filed against it which results in an order for relief or other indicia that a bankruptcy case has commenced, it is the express intention of the parties that this AGREEMENT shall control and be enforced in accordance with its terms and conditions that any CLAIM shall remain subject to arbitration to the maximum extent permitted by law.

                  (e) There shall be no rights of discovery in connection with the arbitration except as follows:

                        (i) Each party shall have the right to request the arbitrators to issue subpoenas for documents in accordance with the RULES.

                        (ii) Each party shall have the right to initiate two
(2) depositions of each other party to the arbitration; and each party shall have the right to initiate one (1) additional oral deposition pursuant to a subpoena issued by the arbitrators or any court of competent jurisdiction.

                        (iii) At any time following the tenth day after the commencement of the arbitration in accordance with this AGREEMENT, a written notice served upon all parties shall be sufficient to compel the attendance of any party at a deposition upon not less than sixty (60) days notice and no subpoena shall be required for that purpose. If a person fails or refused to testify at a deposition, that person shall not be permitted to testify at the hearing, except for good cause shown. The number of depositions that may be initiated by any party may be varied by agreement of all parties to the arbitration but not by any action, order or request of the arbitrators or any court.

                        (iv) Not less than thirty (30) days prior to the scheduled arbitration proceeding, the arbitrator shall conduct a preliminary hearing in accordance with the AAA guidelines. Not less than five (5) days prior to the preliminary hearing, all parties to the arbitration shall serve upon all other parties to the arbitration a written list of witnesses and exhibits to be used at the arbitration hearing. Except for good cause shown, no witness or exhibit may be utilized at the arbitration hearing other than as set forth on such list. The arbitrators shall receive evidence at a single hearing. The arbitrators shall award reasonable attorneys' fees and costs in favor of the prevailing party or parties. The arbitrator shall issue a final award not more than twenty (20) days following the conclusion of the hearing. The arbitrators shall have the power to hear and decide, by documents only or with a hearing (at the arbitrators' sole discretion) any prehearing motions in the nature of a pre-trial motion to dismiss or for summary judgment.

                  (f) The arbitrators shall be entitled to receive reasonable compensation at an hourly rate to be established between the arbitrators and the AAA. If required by the

                                                        ASSET PURCHASE AGREEMENT


arbitrators, MEDICIS on the one hand, and HMRI, on the other, will deposit with the AAA an equal share of the total anticipated fee of the arbitrators in an amount to be estimated by the AAA. The non-prevailing party in the proceedings shall be ordered to pay, and shall have the ultimate responsibility for, all arbitrators' fees and the fees of the AAA and such fees shall be included in the judgment to be entered against the non-prevailing party.

                  (g) Notwithstanding any other provision of this AGREEMENT, any party may apply to a court of competent jurisdiction within the TERRITORY, for an order in true nature of a temporary restraining order or preliminary injunction for purposes of maintaining the status quo pending the final resolution of any dispute pursuant to the arbitration provisions hereof.

                  (h) Each party consents to the jurisdiction and administration of the AAA for purposes of the arbitration proceedings contemplated herein.

            14.4 Severability. If any provision of this AGREEMENT is held by a court of competent jurisdiction to be invalid or unenforceable, it shall be modified to the minimum extent necessary to make it valid and enforceable.

            14.5 Entire Agreement. This AGREEMENT, including the exhibits hereto, and the other TRANSACTION DOCUMENTS constitute the entire AGREEMENT between the parties and their AFFILIATES relating to the subject matter hereof and supersede all previous writings and understandings, whether oral or written, including without limitation the Confidentiality Agreement, dated as of May 28, 1998, and the Letter of Intent, dated June 8, 1998, by and between HMRI and MEDICIS relating to the subject matter of this AGREEMENT.

            14.6 Amendment. This AGREEMENT may not be amended, supplemented or otherwise modified except by an instrument in writing signed by both parties that specifically refers to this AGREEMENT.

            14.7 Notices. Any notice required or permitted under this AGREEMENT shall be in writing and sent by reputable courier service, charges prepaid, or by facsimile transmission with confirmation by reputable courier service, to the address or facsimile number specified below. Such notices shall be deemed given three (3) business days after such deposit in the mail or with a courier or one
(1) business day after such facsimile transmission.

            If to HMR:        Hoechst Marion Roussel, Inc.
                              Route 202-206
                              P. O. Box 6800
                              Bridgewater, New Jersey  08807-0800
                              Fax Number: (908) 231-3730
                              Attention: Vice President, Licensing & Alliances

                                                        ASSET PURCHASE AGREEMENT


            with copies to:   Hoechst Marion Roussel, Inc.
                              Route 202-206
                              P. O. Box 6800
                              Bridgewater, New Jersey  08807-0800
                              Fax Number: (908) 231-2243
                              Attention: Vice President and General Counsel

                              Hoechst Marion Roussel Deutschland GmbH
                              Konigsteiner Strasse 10
                              65812, Bad Soden
                              Germany
                              Fax Number: +49-69-305-17905
                              Attention: General Manager

                              Hoechst Marion Roussel, S.A.
                              102, route de Noisy
                              93235 Romainville
                              France
                              Fax Number: 33-1-4991-3916
                              Attention: General Counsel

            If to MEDICIS:    Medicis Pharmaceutical Corporation
                              4343 East Camelback Road
                              Phoenix, Arizona 85018
                              Attention: Jonah Shacknai
                              Fax Number: (602) 808-3875

            with a copy to:   Bryan Cave LLP
                              Two North Central Avenue, Suite 2200
                              Phoenix, Arizona  85004-4408
                              Fax Number: (602) 364-7000
                              Attention: Frank M. Placenti, Esq.

            14.8 Assignment, Sublicense and Binding Effect. Each party shall have the right to assign or sublicense its rights in whole or in part under this AGREEMENT to an AFFILIATE of such party without the other party's consent or to a third party with the other party's prior written consent, which consent shall not be unreasonably withheld, provided that (i) in either case such party guarantees to the other party all of such party's obligations hereunder; (ii) in the case of any sublicense by MEDICIS hereunder, the sublicensee agrees in a written, executed agreement delivered to HMR and naming HMR as an intended third party beneficiary therein to (a) observe and perform those obligations of MEDICIS hereunder reasonably determined by MEDICIS to relate to such sublicense; and (b) acquire its requirements for the HMR MANUFACTURED PRODUCTS (as defined in the SUPPLY AGREEMENT) from HMR GmbH pursuant to the SUPPLY AGREEMENT during its term and subject to its conditions; and (c) in the case of any sublicense by HMR hereunder, the sublicensee agrees in a

                                                        ASSET PURCHASE AGREEMENT


written executed agreement delivered to MEDICIS and naming MEDICIS as an intended third party beneficiary therein to observe and perform those obligations of HMR hereunder reasonably determined by HMR to relate to such sublicense.

            14.9 No Agency. It is understood and agreed that each party shall have the status of an independent contractor under this AGREEMENT and that nothing in this AGREEMENT shall be construed as authorization for any party to act as agent for the other. MEDICIS shall not incur any liability for any act or failure to act by employees of HMR and vice versa. Notwithstanding anything to the contrary in this Section 14.9, HMR GmbH and HMR SA each hereby appoint HMRI, and any duly appointed statutory agent of HMRI, as its agent for service of process as to any proceeding commenced pursuant to or in connection with this AGREEMENT or the TRANSACTION DOCUMENTS.

            14.10 No Strict Construction. This AGREEMENT has been prepared jointly and shall not be strictly construed against any party.

            14.11 Waiver. No waiver of any of the provisions of this AGREEMENT shall be deemed, or shall constitute, a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver, and no waiver shall be binding unless executed in writing by the party making the waiver.

            14.12 Counterparts. This AGREEMENT may be executed in counterparts, each of which shall be an original as against any party whose signature appears thereon but all of which together shall constitute one and the same instrument.

                                                        ASSET PURCHASE AGREEMENT


      IN WITNESS WHEREOF, the parties, through their authorized officers, have duly executed this as of the date first written above.

HOECHST MARION ROUSSEL, INC.        MEDICIS PHARMACEUTICAL CORPORATION


By: /s/ Thomas Hofstaetter          By: /s/ Jonah Shacknai
Name: Thomas Hofstaetter            Name: Jonah Shacknai
Title: Senior Vice President        Title: Chairman and Chief Executive Officer


HOECHST MARION ROUSSEL
    DEUTSCHLAND GmbH


By: /s/ Peter Schlikker
Name: DR. PETER SCHLIKKER
Title: Member of the Board


By: /s/ Dieter Kohl
Name: Dieter Kohl
Title: Member of the Board


HOECHST MARION ROUSSEL, S.A.


By: /s/ O. Jacquesson
Name: O. Jacquesson
Title: Member of the Board

                                                        ASSET PURCHASE AGREEMENT


                                    EXHIBIT A
                         List of NDAs (Per Section 1.42)


As used in this AGREEMENT, the term "NDAs" shall include the following U.S. regulatory approvals, but shall exclude information contained in such approvals which would normally be included within a Drug Master File:


'A/T/S' Solution                                                  AADA#62-405
'Loprox' Cream                                                    NDA   #18-748
'Loprox' Lotion                                                   NDA   #19-824
'Loprox' Gel                                                      NDA   #20-519
'Topicort' Emollient Cream                                        NDA   #17-856
'Topicort' Gel                                                    NDA   #18-586
'Topicort' LP Emollient Cream                                     NDA   #18-309
'Topicort' Ointment 0.05%*                                        NDA   #18-594
'Topicort' Ointment 0.25%                                         NDA   #18-763

----------
*Non-commercialized in the TERRITORY

                                                        ASSET PURCHASE AGREEMENT


                                    EXHIBIT B
                       List of PATENTS (Per Section 1.50)

U.S. patent applications and U.S. patents corresponding to, or claiming a right or priority based upon the subject matter described in, the following Patent Cooperation Treaty (PCT) patent applications, other than to the extent of claims for active ingredients other than the ACTIVE INGREDIENTS; for the avoidance of doubt, claims related to rilopirox or the DEVELOPMENT STAGE PRODUCT or HMR's CICLOPIROX Powder shall not be included within the PATENTS:


1. 'Loprox' Gel: WO 98/13042 PCT/EP97/05068, filed 16 September 1997 (Antimycotic gel with high active substance release)

2. 'Loprox' Shampoo: WO 98/13009 PCT/EP97/05070, filed 16 September 1997 (Use of a shampoo containing 1-hydroxy - 2-pyridones for the treatment of seborrhoic dermatitis)

3. 'Loprox': WO 98/13043 PCT/EP/9705069, filed 16 September 1997 (Use of 1-hydroxy - 2-pyridones for the treatment of skin disorders which are caused by antibiotic resistant bacteria)

4. W/O 97/20560, PCT/EP96/05132, filed 4 December 1995 (Use of 1-hydroxy - 2-pyridones for the topical treatment of mycotic infections which are caused by azole resistant fungi)

                                                        ASSET PURCHASE AGREEMENT


                                    EXHIBIT C
                       List of PRODUCTS (Per Section 1.52)


1.    A/T/S - Erythromycin based topical acne treatment

            a)    2% solution, formulated as approved in AADA #62-405.

            b) 2% gel, formulated as approved in NDA #50-617 (owned by HERBERT).

2.    Loprox - CICLOPIROX based topical anti-fungal.

            a) 0.77% cream, formulated as approved in NDA #18-748, or as formulated pursuant to the LOPROX CREAM PLAN.

            b) 0.77% lotion, formulated as approved in NDA #19-824, or as formulated pursuant to the LOPROX LOTION PLAN.

            c)    0.77% gel, formulated as approved in NDA #20-519.

            d) the additional Loprox PRODUCT discussed in Schedule 13 to the LICENSE AND OPTION AGREEMENT, as described in Investigational New Drug Application #51,286.

3.    Topicort - Desoximetasone based topical anti-inflammatory.

            a)    0.25% cream, formulated as approved in NDA #17-856.

            b)    0.05% gel, formulated as approved in NDA #18-586.

            c)    0.05% cream, formulated as approved in NDA #18-309.

            d)    0.25% ointment, formulated as approved in NDA #18-763.

            e) 0.05% ointment, formulated as approved in NDA #18-594 (non-commercialized in the TERRITORY).

                                                        ASSET PURCHASE AGREEMENT


                                    EXHIBIT D
                      List of TRADEMARKS (Per Section 1.61)


      List of TRADEMARKS                          U.S. Registration No.
      ------------------                          ---------------------
          'Topicort'                                    1046658
          'Topicort'                                     621695
            'A/T/S'                                     1284012
           'Loprox'                                     1221402
         'Loprox TA'                            Application No. 75/207.214


                                     10.2-1